STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                         SINCLAIR COMMUNICATIONS, INC.


                                      AND


                      THE STOCKHOLDERS OF MAX RADIO INC. ,
                                 MAX RADIO INC.
                                      AND
                            MAX MEDIA PROPERTIES LLC

                                TABLE OF CONTENTS


1.  DEFINITIONS................................................................3

SALE OF SHARES/EXCLUDED ASSETS.................................................3
         2.1.   Sale of Shares.................................................3
         2.2.   Excluded Assets................................................3

PURCHASE PRICE.................................................................6
         3.1.   Payment........................................................6
         3.2.   Disbursing Agent...............................................6

4.  CLOSING....................................................................7

5.  REPRESENTATIONS AND WARRANTIES OF SELLERS..................................7
         5.1.   Representations as to Shares, Etc..............................7
                   c.No Conflicts..............................................8
         5.2.   Representations and Warranties as to the Company...............8
                   a.  Organization and Good Standing..........................8
                   b.  Capitalization..........................................9
                   c.  No Conflicts............................................9
                   d.  Financial Statements....................................9
                   e.  Employee Benefit Plans.................................11
                   f.  Labor..................................................13
                   g.  Insurance..............................................14
                   h.  Material Contracts.....................................14
                   i.  Compliance with Laws...................................15
                   j.  Litigation.............................................15
                   k.  No Brokers.............................................15
                   l.  Consents...............................................15
                   m.  Tax Matters............................................15
                   n.  Dividends..............................................17
                   o.  Accounts Receivable....................................18
                   p.  Company Assets.........................................18
                   q.  Representations as to the Company Interests............18
         5.3.   Representations and Warranties as to the MMP and the FCC
                     Licensee Entities........................................18
                   a.  Organization and Good Standing.........................18
                   b.  Capitalization of MMP..................................19
                   c.  Organization and Capitalization of the FCC License
                       Entities...............................................19
                   d.  No Conflicts...........................................20
                   e.  Real Property..........................................20
                   f.  Personal Property......................................21

                  g.  Financial Statements....................................22
                  h.  FCC.....................................................23
                  i.  Intellectual Property...................................24
                  j.  Employee Benefit Plans..................................25
                  k.  Labor...................................................27
                  l.  Insurance...............................................28
                  m.  Material Contracts......................................28
                  n.  Compliance with Laws....................................28
                  o.  Litigation..............................................28
                  p.  Consents................................................28
                  q.  Environmental...........................................29
                  r.  Tax Matters.............................................30
                  s.  Accounts Receivable.....................................32
                  t.  Representations as to MMP Interests.....................32
         5.4.  Representations and Warranties as to MTR.......................33
                  a.  Organization and Good Standing..........................33
                  b.  Capitalization..........................................33
                  c.  No Conflicts............................................33
                  d.  Financial Statements....................................34
                  e.  Employee Benefit Plans..................................35
                  f.  Labor...................................................35
                  g.  Insurance...............................................36
                  h.  Material Contracts......................................36
                  i.  Compliance with Laws....................................36
                  j.  Litigation..............................................36
                  k.  Consents................................................36
                  l.  Tax Matters.............................................36
                  m.  Dividends...............................................38
                  n.  MTR Assets..............................................39
                  o.  Representations as to MTR Interests.....................39

6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................39
         6.1.   Organization and Good Standing................................39
         6.2.   Execution and Effect of Agreement.............................39
         6.3.   No Conflicts..................................................39
         6.4.   Consents......................................................40
         6.5.   Litigation....................................................40
         6.6.   No Brokers....................................................40
         6.7.   Purchaser Qualifications......................................40

7.  ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND WARRANTIES............41
         7.1.   Limitation; Survival..........................................41

8.  TAX MATTERS...............................................................41
         8.1.   Section 338 Election..........................................41
         8.2.   Tax Returns...................................................41
         8.3.   Apportionment.................................................42
         8.4.   Cooperation in Tax Matters....................................42
         8.5.   Certain Taxes.................................................43
         8.6.   FIRPTA........................................................43
         8.7.   Section 754 Election..........................................43
         8.8.   Closing Date Actions..........................................43

9.  ADDITIONAL COVENANTS AND UNDERTAKINGS.....................................43
         9.1.   Further Assurances and Assistance.............................43
         9.2.   Access to Information.........................................44
         9.3.   Conduct of Business Prior to Closing..........................44
         9.4.   H-S-R Act.....................................................47
         9.5.   FCC Application...............................................48
                     (c)FCC Applications to Transfer Certain FCC Licenses.....48
         9.6.   Books and Records.............................................49
         9.7.   Employees and Employee Benefits...............................49
         9.8.   Interruption of Broadcast Transmission........................49
         9.9.   Interpretation of Certain Provisions..........................50
         9.10.  Collection of Accounts Receivable.............................51
         9.11.  Other Acquisitions............................................52
         9.12.  Payment of Certain Liabilities Prior to Closing...............53
         9.13.  Reserved......................................................53
         9.14.  Value Appreciation Rights and Incentive Fees..................53

10.  INDEMNIFICATION..........................................................53
         10.1.  Indemnification of Purchaser by Sellers.......................53
         10.2.  Indemnification of Sellers by Purchaser.......................54
         10.3.  Limitations and Other Provisions Regarding
                Indemnification Obligations...................................55
         10.4.  Notice of Claim Defense of Action.............................57
         10.5   Tax Contests..................................................58

11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE..............59
         11.1.  Conditions Precedent to the Obligation of Purchaser...........59
         11.2.  Conditions Precedent to the Obligation of Sellers.............61

12.  DELIVERIES AT THE CLOSING................................................62
         12.1.  Deliveries by Sellers.........................................62
         12.2.  Deliveries by Purchaser.......................................64

13.  EXPENSES.................................................................64

14.  TERMINATION..............................................................64
         14.1.  Termination...................................................64
         14.2.  Procedure and Effect of Termination...........................65

15.  NOTICES..................................................................66

16.  SELLERS' AGENTS..........................................................68
         16.1.  Sellers' Agents...............................................68

17.  MISCELLANEOUS............................................................68
         17.1.  Headings......................................................68
         17.2.  Schedules and Exhibits........................................69
         17.3.  Execution in Counterparts.....................................69
         17.4.  Entire Agreement..............................................69
         17.5.  Governing Law.................................................69
         17.6.  Modification..................................................69
         17.7.  Successors and Assigns........................................69
         17.8.  Waiver........................................................70
         17.9.  Severability..................................................70
         17.10. Announcements.................................................70
         17.11. Specific Performance..........................................70
         17.12. Fees and Expenses.............................................70
         17.13. Third Party Beneficiaries.....................................71
         17.14. Interpretation................................................71



ANNEX 1 - DEFINITIONS

ANNEX 2 - SELLERS


EXHIBITS

Exhibit A         -                Deposit Escrow Agreement
Exhibit B         -                Indemnification Escrow Agreement
Exhibit C         -                MMP II Assignment and Assumption Agreement
Exhibit D         -                Time Brokerage Agreements
Exhibit E         -                Opinion of Counsel,

                                   Clark & Stant, P.A.
Exhibit F         -                Opinion of Sellers' FCC Counsel
Exhibit G         -                Opinion of Counsel,
                                   Thomas & Libowitz, P.A.


SCHEDULES

5.1a(ii)                   Encumbrances of Stock
5.1a(vi)                           Options and Agreements
5.1b                               Share Brokers
5.1c                               No Conflicts
5.2b                               Capitalization
5.2c                               Conflicts
5.2d                               Financial Statements
5.2e                               Employee Benefit Plans
5.2f                               Labor
5.2g                               Insurance
5.2h                               Material Contracts
5.2i                               Compliance with Laws
5.2j                               Litigation
5.2k                               Brokers
5.2l                               Consents
5.2m(a)                            Tax Matters
5.2m(c)                            Tax Basis and Tax Elections
5.2q                               Company Interest
5.3b                               Capitalization
5.3d                               Conflicts
5.3e                               Real Property
5.3f                               Personal Property
5.3g                               Financial Statements
5.3h                               FCC Licenses
5.3i                               Intellectual Property
5.3j                               Employee Benefit Plans
5.3k                               Labor
5.3k(d)                    Employee Terminations or Demands
5.3l                               Insurance
5.3m                               Material Contracts
5.3n                               Compliance with Laws
5.3o                               Litigation
5.3p                               Consents
5.3q                               Environmental Matters
5.3r(a)                            Tax Matters
5.3r(c)                            Tax Basis and Tax Elections
5.3t                               Representations as to MMP Interests

5.4b                               Capitalization
5.4d                               Financial Matters
5.4h                               Material Contracts
5.4l(a)                            Tax Matters
5.4l(c)                            Tax Basis and Tax Elections
5.4o                               Representations as to MTR Interests
6.3                                Conflicts
6.4                                Consents
6.5                                Litigation
6.7                                Purchaser Qualifications
9.3(c)                             Planned Asset Dispositions

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK  PURCHASE  AGREEMENT  (this  "Agreement"),  dated as of this
_____ day of December, 1997, is entered into by and among Sinclair Communications, Inc., a Maryland corporation ("Purchaser"), Aardvarks Unlimited Inc., a Virginia corporation ("Aardvarks"), Commonwealth Investors, L.P., a Virginia limited partnership ("Commonwealth"), Quad-C Partners, L.P., a Delaware limited partnership ("Quad-C Partners"), Quad-C Offshore Investors L.P., a Delaware limited partnership ("Offshore"), and Quad-C Partners II, L.P., a Virginia limited partnership ("Quad-C II"; together with Commonwealth, Quad-C Partners and Offshore "Quad-C") (each a "Seller" and collectively, "Sellers"), Max Radio Inc., a Virginia corporation (the "Company"), and Max Media Properties LLC, a Virginia limited liability company ("MMP").


                                    RECITALS:
                                    ---------

         WHEREAS, Sellers own collectively all of the issued and outstanding shares of capital stock, par value $1.00, (the "Stock") of the Company; and

         WHEREAS, the Company is the owner of 31% of the issued and outstanding shares of capital stock, par value $1.00, of MTR Holding Corp., a Virginia corporation ("MTR"), 3,069,000 Class A Membership Units (out of a total
11,631,431 Membership Units) of MMP and a 2% limited partnership interest in Radio License L.P., a Virginia limited partnership ("RLLP"), the holder of the FCC Licenses of the Radio Stations (as defined below); and

         WHEREAS, the Purchaser has simultaneously with the execution of this Agreement entered into a Stock Purchase Agreement (the "Investors Agreement") to acquire all of the issued and outstanding shares of Max Investors, Inc., a Virginia corporation ("Investors"). Investors is the owner of 3,133,897 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; and

         WHEREAS, the Purchaser has simultaneously with the execution of this Agreement entered into an Asset Purchase Agreement (the "MTC Agreement") to acquire from Max Television Company, a Virginia corporation ("MTC"), 5,140,500 Class B Membership Units (out of a total 11,631,431 Membership Units) of MMP, 69% of the equity of MTR and a 2% limited partnership interests in the Television Licensees (as defined below); and

         WHEREAS, the Purchaser has simultaneously with the execution of this Agreement entered into an Asset Purchase Agreement (the "Management Agreement") to acquire from Max Management LLC, a Virginia limited liability company ("Management"), 188,034 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; and

         WHEREAS, MTR is the owner of 100,000 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; and

         WHEREAS, MMP is the owner of the assets (other than the FCC Licenses) and operator of television stations WSYT-TV in the Syracuse, New York market, WMMP-TV in the Charleston, South Carolina market, WKEF-TV in the Dayton, Ohio market, WEMT-TV in Greeneville, Tennessee, KBSI-TV in Cape Girardeau, Missouri and KETK-TV in the Tyler, Texas market (each a "Television Station" and collectively, the "Television Stations"); and

         WHEREAS, MMP is the owner of the assets (other than the FCC Licenses) and operator of radio stations WMQX-FM, in Winston-Salem, North Carolina ("WMQX"), WJMH-FM in Reidsville, North Carolina ("WJMH"), WQMG-AM in Greensboro, North Carolina ("WQMG-AM"), WQMG-FM in Greensboro, North Carolina ("WQMG"; together with WMQX, WJMH, WQMG-AM, the "Greensboro Stations"), WWDE-FM, in Hampton, Virginia ("WWDE"), WNVZ-FM, in Norfolk, Virginia ("WNVZ"), WPTE-FM, in Virginia Beach, Virginia ("WPTE"), and WFOG-FM, in Suffolk, Virginia ("WFOG"; together with WWDE, WNVZ and WPTE, the "Norfolk Stations") (each a "Radio Station" and collectively, the "Radio Stations"); and

         WHEREAS, MMP programs television station WDKA-TV, in Paducah, Kentucky, pursuant to a Time Brokerage Agreement with WDKA Acquisition Corp., television station WNYS-TV, in Syracuse, New York pursuant to a Time Brokerage Agreement with RKM Media, Inc. and television station KLSB-TV, in Nacogdoches, Texas pursuant to a Time Brokerage Agreement with KLSB Acquisition Corp. (the "LMA
Stations" and for purposes of this Agreement, the LMA Stations, the Radio Stations and the Television Stations shall be collectively referred to as the "Stations"); and

         WHEREAS, MMP owns a 98% general partnership interest in RLLP; and

         WHEREAS, MMP owns a 98% general partnership interest in each of Max Television of Dayton L.P. ("Dayton LP"), Max Television of Girardeau L.P., Max Television of Syracuse L.P., Max Television of Tri-Cities L.P. ("Tri-Cities LP"), Max Television of Charleston L.P. and Max Television of Tyler L.P. (each a "Television Licensee" and collectively, the "Television Licensees" and together with RLLP the "FCC Licensee Entities"), each of which holds the FCC License of a Television Station as indicated on Annex A hereto; and

         WHEREAS, the parties desire that, before the Closing and after receipt of any required approval of the FCC, MMP transfer all partnership interests it holds in Dayton

LP and Tri-Cities LP to Max Media Properties II LLC, a newly-created Virginia limited liability company ("MMP II) (the "MMP II Transfers"); and

         WHEREAS, the parties desire that, after the MMP II Transfers, but before the Closing, MMP distribute to MTC all of the membership interests in MMP II (the "MMP II Distribution"); and

         WHEREAS, on the consummation of this Agreement, the MTC Agreement, the Investors Agreement and the Management Agreement (collectively, the "Purchase Agreements"), Purchaser will own, directly or indirectly, all of the 11,631,431 Membership Units of MMP and all general and limited partnership interests in the FCC Licensee Entities, other than in Dayton LP and Tri-Cities LP (the "MMP II Licensees"); and

         WHEREAS, MMP holds certain assets more fully described below (the "Excluded Assets") that will not be acquired by Purchaser; and

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the issued and outstanding shares of Stock.

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, capitalized terms shall have the meanings specified in the text hereof or on Annex 1 hereto (which is incorporated herein by reference), which meanings shall be applicable to both the singular and plural forms of the terms defined.

                                    SECTION 2

                         SALE OF SHARES/EXCLUDED ASSETS
                         ------------------------------

         2.1 SALE OF SHARES. At the Closing, each Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from each Seller, that number and class of shares of Stock as is set forth opposite the name of each Seller in Annex 2 hereto. Each Seller consents to the sale of stock by each other Seller pursuant to this Agreement.

         2.2 EXCLUDED ASSETS.

              (a) The following assets (collectively, the "Excluded Assets") may be distributed by MMP to the holders of Membership Units in MMP, and may be distributed by the Company and MTR to their shareholders or their designee prior to the Closing:

                  (i) all cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances and rights in and to bank accounts, and Treasury Bills;

                  (ii) all furniture, fixtures and equipment located at the principal place of business of MMP, the address of which is 900 Laskin Road, Virginia Beach, Virginia 23451 and the leasehold interest therein;

                  (iii) the Option Agreement with Gary and Susan Clarke, WWBI TV, Inc. dated as of July 11, 1997, as amended and all promissory notes and agreements related thereto and all related collateral and other documents;

                  (iv) all notes payable and other amounts due from MCC Air Inc.
and all assets, including real property, promissory notes and agreements relating solely to the sale and lease of WMQX-AM, Greensboro, NC to Winston-Salem Radio Corporation and Willis Broadcasting Corporation;

                  (v) subject to the terms and conditions of the Indemnification Escrow Agreement (as defined below), the accounts receivable of the Company and of MMP;

                  (vi) the names "Max Media," "Max Television," "Max Radio" and "Max Media Properties".

         Any distribution of Excluded Assets by MMP will be made pro rata to the holders of Membership Units in MMP unless otherwise agreed by Purchaser.

              (b) Notwithstanding anything to the contrary in Section 2.2(a) above, the Company, MTR and MMP shall each retain an amount of cash, cash equivalents and other cash items that are sufficient to cover and pay their respective Closing Date Liabilities. For purposes of this Agreement, the term "Closing Date Liabilities" shall mean the liabilities of the Company, MTR and MMP (other than for Funded Debt, liabilities with respect to program contract liabilities accruing after the Closing Date and liabilities with respect to trade and barter obligations arising after the Closing Date) whether or not disclosed on any Schedule hereto (A) as of the Closing Date; (B) for operations prior to the Closing Date; and (C) for all liabilities of any kind whatsoever under that certain Mutual Release dated as of January 1, 1997 and that certain Settlement Agreement dated as of January 17, 1997 (collectively the "Shareholder Settlement Agreements"). Except as otherwise provided in this Section 2.2(b), the Closing Date Liabilities shall be determined in accordance with GAAP consistently applied with prior periods, and shall be consistent with the books and records of the Company, MTR and MMP. The amount of cash, cash equivalents and cash items retained to cover the Closing Date Liabilities shall not be considered Excluded Assets.

                  (i) MMP shall deliver to Purchaser at the Closing a certificate (the "Estimate Certificate") setting forth its good faith estimate of the Closing Date Liabilities, which shall be used to determine the amount of cash, cash equivalents and other cash items required to be retained by the Company, MTR and MMP pursuant to this Section 2.2(b).

                  (ii) Within one hundred twenty (120) days of the Closing, Purchaser shall cause its accountant to prepare and deliver to Sellers a certificate setting forth its calculation of the Closing Date Liabilities (the "Accountant's Certificate"). The amount of the Closing Date Liabilities as set forth on the Accountant's Certificate shall be final unless Sellers' Agents notify Purchaser within thirty (30) days from their receipt of the Accountant's Certificate that they dispute the Accountant's Certificate. If Sellers' Agents and Purchaser are unable to agree on the amount of the Closing Date Liabilities within fifteen (15) days after Sellers' Agents' notice, the parties shall jointly appoint and engage an independent accountant of national or regional repute (the "Independent Accountant") to perform an independent evaluation of the Closing Date Liabilities. The findings of the Independent Accountant as to the amount of the Closing Date Liabilities shall be final and binding on the parties hereto.

                  (iii) Upon the determination of the Closing Date Liabilities becoming final which is different from the Estimate Certificate either (A) Purchaser shall be entitled to a payment from the Indemnification Escrow equal to the amount by which the aggregate amount of the Closing Date Liabilities exceeds the Closing Date Liabilities shown on the Estimate Certificate, taking into account any amounts paid from the Indemnification Escrow under provisions similar to this provision in the MTC Agreement, the Management Agreement and the Investors Agreement, or (B) Purchaser shall pay to Disbursing Agent an amount by which the aggregate amount of Closing Date Liabilities shown on the Estimate Certificate exceeds the Closing Date Liabilities as finally determined.

                  (iv) For purposes of determining the amount of the Tax liabilities of the Company and MTR to be included in the Closing Date Liabilities (the "Closing Date Tax Liabilities"), such Tax liabilities shall include all Tax liabilities of the Company and MTR that are attributable to items of income, gain, loss, deduction and credit of MMP and the FCC Licensee Entities accruing through and including the Closing Date, notwithstanding that such items may be reported by the Company, MTR, Purchaser, or Purchaser's Affiliates in Taxable Periods ending after the Closing Date. The amount of the Tax liabilities attributable to the Tax items of MMP and the FCC Licensee Entities shall be determined by assuming that the taxable years of MMP and the FCC Licensee Entities, as well as the taxable years of the Company and MTR, end as of the close of business on the Closing Date and by assuming Purchaser's compliance with Section 8.8. The Closing Date Tax Liabilities shall not include, and Purchaser shall have no rights of Indemnification under Section 10 with respect to, any Tax Liabilities arising from the MMP II Distribution

                  (v) Notwithstanding anything to the contrary contained in this
Section 2.2, the final determination of the Closing Date Liabilities hereunder shall not affect Purchaser's indemnification rights pursuant to Section 10 to the extent the actual Closing Date Liabilities exceed the final determination thereunder.

                                    SECTION 3

                                 PURCHASE PRICE
                                 --------------

         3.1 Payment. In consideration for the sale of the Stock, Purchaser shall pay to Sellers the aggregate amount of the "Purchase Price", payable as follows:

              (1) Purchaser has deposited with First Union National Bank, as Escrow Agent pursuant to the Deposit Escrow Agreement, the Escrow Deposit which shall be distributed in accordance with the Deposit Escrow Agreement in the form attached hereto as Exhibit A.

              (2) At the Closing, the "Initial Deposit" which shall be held in Escrow (the "Indemnification Escrow") by Citibank, N.A. as Escrow Agent pursuant to the Indemnification Escrow Agreement in the form of Exhibit B hereto (the "Indemnification Escrow Agreement"); and

              (3) the balance of the Purchase Price at the Closing, by wire transfer of federal or other immediately available funds to the accounts specified by Disbursing Agent pursuant to wire instructions delivered in writing to Purchaser not later than two (2) Business Days prior to the Closing.

         3.2. DISBURSING AGENT. The Disbursing Agent shall disburse the Purchase Price to Sellers in accordance with the Disbursement Agreement.


                                    SECTION 4

                                     CLOSING
                                     -------

         The closing of the transaction contemplated by this Agreement (the "Closing"), subject to fulfillment or waiver of the conditions set forth in
Section 11 hereof,  shall be held
at the offices of Clark & Stant, P.C., One Columbus Center, Suite 900, Virginia Beach, Virginia 23462, at 10:00 A.M. local time (but shall be deemed to have occurred at the close of business on such day), on the later to occur of (a) five Business Days after all applicable waiting periods under the H-S-R Act shall have expired or terminated, or (b) five Business Days after the Final Order (the date of Closing being the "Closing Date"), unless (i) Purchaser elects to close upon receipt of Initial Grant, in which case Purchaser shall give Sellers reasonable notice of the Closing, or (ii) the parties shall mutually agree upon a different date or location; provided, however, that in no event shall the Closing be held prior to March 18, 1998; and provided, further, that in the event the Closing is postponed past July 15, 1998, due to a postponement of the Closing under Section 9.8(b) or otherwise, Sellers, in their sole discretion, may postpone the Closing to September 1, 1998. In no event shall Closing occur later than the Termination Date.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         5.1. REPRESENTATIONS AS TO SHARES, ETC. Each Seller hereby represents and warrants to Purchaser that:

              a. (i) such Seller is the record and the beneficial owner of all the shares of the Stock set forth opposite such Seller's name in Annex 2 hereto;
(ii) such Seller holds of record and owns beneficially all of the shares of the Stock set forth opposite such Seller's name in Annex 2 hereto free and clear of any lien, security interest, pledge or encumbrance other than those set forth on
Schedule 5.1a(ii) hereof, all of which will be released at or before the Closing; (iii) except for any lien, security interest, pledge or encumbrance created by Purchaser on or subsequent to the Closing Date, upon transfer of the Stock set forth opposite such Seller's name in Annex 2 hereto to Purchaser at the Closing, Purchaser will have legal and equitable title to such Stock, free and clear of any lien, security interest, pledge or encumbrance; (iv) such Seller has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Seller, and if such Seller is an entity that such entity is duly and validly organized, existing and in good standing in the jurisdiction of its formation; (v) this Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity); and (vi) except as described on Schedule 5.1a(vi), the shares are not subject to any option(s) warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights (other than that contemplated by Section 16 hereof).

              b. Except as described on Schedule 5.1b, no Seller nor anyone acting on behalf of any Seller, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement. The payment of such brokerage fees, commissions, or finders fees, if any, shall remain the sole obligation of Sellers.

              c. NO CONFLICTS. Except as described on Schedule 5.1(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, as to any Seller (a) violate any provision of the articles of incorporation, by-laws, general or limited partnership agreement or limited liability company operating agreement with respect to any Seller that is an entity, (b) violate any provision of applicable law, rule and regulation, which violation would prevent or interfere with any Seller's ability to perform hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument, to which any Seller is a party or to which their property is subject, or constitutes to default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with any Seller's ability to perform hereunder.

         5.2. REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY.

         Sellers and the Company, jointly and severally, hereby represent and warrant to Purchaser as to the Company as follows:

              a. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia hereto and has full corporate power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. The Company is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Other than stock of MTR, the Company does not own any direct or indirect subsidiary corporation.

              b. CAPITALIZATION. The designations of each class of the capital stock of the Company and the number of authorized and issued and outstanding shares thereof is as described on Schedule 5.2b. All the shares of the Stock have been validly issued and are fully paid and nonassessable and are held of record by the respective Sellers as set forth on Annex 2 hereto. Except as described on Schedule 5.2b, (i) no shares of capital stock of the

Company is held in treasury, (ii) there are no other issued or outstanding equity securities of the Company, (iii) there are no stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to shares outstanding; and (iv) there are no other issued or outstanding securities of the Company convertible or exchangeable at any time into equity securities of the Company. The Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, rights or any other obligations. Schedule 5.2b sets forth the equity interests in any corporation, partnership, limited liability company, joint venture or other entity owned by the Company.

              c. NO CONFLICTS. Except as described on Schedule 5.2c, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of the Company, (ii) violate any provision of applicable law, rule and regulation, which violation would prevent or materially interfere with Sellers' ability to perform hereunder or have a Material Adverse Effect, or (iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which the Company is a party or to which its property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with the Company's ability to perform hereunder or have a Material Adverse Effect; provided, however, that clause (iii) above shall be limited to Sellers' Knowledge.

              d. FINANCIAL STATEMENTS. The Company has provided or made available to Purchaser copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods. The Financial Statements present fairly the financial position of the Company as at and for the periods indicated therein. Except as set forth on
Schedule 5.2.d hereto, since December 31, 1996, there has not been any Material Adverse Effect on the business, financial condition, operations or results of operations of the Company taken as a whole. Without limiting the generality of the foregoing, since December 31, 1996, except as set forth on Schedule 5.2d:

                  (i) the Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible;

                  (ii) the Company has not entered into any material agreement, contract, lease, or license;

                  (iii) the Company has not accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which the Company is bound;

                  (iv) the Company has not imposed any security interest upon any of its assets, tangible or intangible;

                  (v)  the   Company   has  not   made  any   material   capital
expenditures;

                  (vi) the Company has not made any material capital investment in, or any material loan to, any Person;

                  (vii) the Company has not directly created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

                  (viii) the Company has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (ix) there has been no change made or authorized in the charter or bylaws of the Company;

                  (x) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xii) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                  (xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

                  (xvi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Company Plan or Company Benefit Arrangement);

                  (xvii) the Company has not made any other material change in employment terms for any of its directors, officers, and employees;

                  (xviii) the Company has not made or changed any material Tax election or taken any other action with respect to Taxes inconsistent with past practices;

                  (xix) the Company has not adopted any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP; and

                  (xx) except as set forth in this Agreement, the Company has not committed to any of the foregoing.

              e. EMPLOYEE BENEFIT PLANS. With respect, as applicable, to Benefit Plans and Benefit Arrangements:

                 (a) Schedule 5.2e completely and accurately lists all Company Plans and Company Benefit Arrangements and specifically identifies any that are Qualified Plans. Neither Company nor any ERISA Affiliate has ever maintained or contributed to any Qualified Plans other than those listed on
Schedule 5.2e. The Qualified Plan has always qualified in form and operation under Code Section 401(a) and has a currently applicable determination letter from the Internal Revenue Service, and its trust has always been exempt under Code Section 501, and nothing has occurred with respect to such plan and trust that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code.

                 (b) Each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other domestic and foreign laws, including federal, state, and foreign securities laws and all laws respecting reporting and disclosure. No Company Plan holds employer securities.

                 (c) Neither the Company nor any ERISA Affiliate (since August 1, 1992) has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA. Neither the

Company nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37)). The Company has no liability (whether actual, contingent, or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate; and no facts exist that could reasonably be expected to result in such liability, as a result of termination, withdrawal or funding waiver with respect to any such plan, program, or arrangements.

                 (d) There are no pending claims or lawsuits by, against, or relating to any non-Company Benefit Plans or non-Company Benefit Arrangements that would, if successful, result in liability for the Company, and no claims or lawsuits (other than routine benefit claims) have been asserted, instituted or, to the Knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, and the Company does not have Knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (and have not received notice of a potential audit or examination) by any governmental authority, and no matters are pending with respect to the Qualified Plan under any governmental compliance programs.

                 (e) No Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions this Agreement contemplates, and the Company has not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the transactions contemplated by this Agreement.

                 (f) With respect to each Company Plan, there have been no violations of Code Section 4975 or ERISA Sections 404 or 406 as to which successful claims would result in any liability for the Company or any Person required to be indemnified by it.

                 (g) The Company has made all required contributions to the Company Plan as of the last day of each plan's most recent fiscal year, all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with generally accepted accounting principles; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within the timing required by governmental regulations.

                 (h) The Company and its ERISA Affiliates have complied with the health continuation rules of Code Sections 4980B (and its predecessor) and with Code Section 5000. No employee or former employee of the Company nor beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits subject to reporting under Statement of Financial Accounting Standards No. 106, other than as required by Code Section 4980B or other applicable law.

                 (i) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Code Sections 280G, 404 or 162.

                 f. LABOR. With respect to employees of and service providers to the Company, except as set forth on Schedule 5.2f:

                    (a) The Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice.

                    (b) The employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against, or currently being negotiated by, the Company, and to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years.

                    (c) All Persons classified by the Company as independent contractors do satisfy and has satisfied the requirements of law to be so classified, and the Company have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                    (d) Since December 31, 1996, the Company has not employed any employees.

                    (e) There is no charge or compliance proceeding actually pending or threatened against the Company before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

                  g. INSURANCE. Schedule 5.2g hereto contains a list of all insurance policies concerning the Business and describes coverage thereunder (including whether occurrence or claims made), other than employee-benefit related insurance policies. All such policies are legal, valid, binding, enforceable and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by court of law or equity). There are no existing breaches or defaults by the Company or, to the Company's Knowledge by any other party with respect to such policies, and no notice of cancellation or termination has been received.

                  h. MATERIAL CONTRACTS. Schedule 5.2h hereto contains a list of all the Material Contracts and true copies of such agreements have been furnished to Purchaser or have been made available to Purchaser. All Material Contracts listed on Schedule 5.2h are legal, valid and binding obligations of the Company enforceable in accordance with their terms and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the right of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity). There exists no default or event which, with notice or lapse of time, or both, would constitute a default by the Company or to the Company's Knowledge any other party to any such Material Contract or which would permit termination, modification or acceleration. Neither Sellers nor the Company has received notice (or otherwise has knowledge) that any party to any Material Contract intends to cancel or terminate any such agreement or to exercise or not to exercise any option to renew thereunder.

                  i. COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.2i, the Company is in material compliance with all material applicable Federal, state and local laws, rules and regulations, and to the Company's knowledge, there are no actions threatened or pending alleging noncompliance therewith.

                  j.  LITIGATION.  Except as set forth on Schedule  5.2j hereto, there is no suit, claim, action, proceeding or arbitration pending or, to the Company's Knowledge, threatened against (i) any of Sellers that seeks to enjoin or obtain damages in respect of the transactions contemplated hereby, or (ii) the Company. There is no outstanding citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency specifically against or specifically affecting the Business or the Company, except as disclosed on Schedule 5.2j.

                  k. NO BROKERS. Except as described on Schedule 5.2k, the Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement.

                  l. CONSENTS.  Except (a) as set forth on Schedule 5.2l hereto,
(b) for filings pursuant to the H-S-R Act, or (c) the FCC Applications, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of any Seller or the Company is required in connection with the execution and delivery of this Agreement by Sellers or the consummation of the transactions contemplated hereby (including any consents required under any Company Material Contract as a result of the change in control contemplated hereby).

                  m. TAX MATTERS.

                     (a) Except as set forth on Schedule 5.2m(a) hereto:

                         (i) All Tax  Returns  required  to be  filed by or with
respect to the Company have been filed when due in a timely fashion, and all Tax Returns required to be filed by or with respect to the Company for Taxable Periods ending on or before December 31, 1997 will have been filed prior to the Closing Date, even if such Tax Returns are not yet due. All Tax Returns filed by or with respect to the Company are true, correct and complete in all material respects.

                         (ii) The Company has paid in full on a timely basis all
Taxes owed by the Company, whether or not shown on any Tax Return, and the Company will have paid prior to the Closing Date all Taxes owed with respect to Taxable Periods ending on or before December 31, 1997, even if such Taxes are not yet due.

                         (iii) The Company's liability for unpaid Taxes did not,
as of the date of the Financial Statements exceed the liability for such Taxes (excluding reserves for deferred Taxes) set forth on the Financial Statements. The Company has no liability for unpaid income Taxes other than its Tax liability attributable to the Company's allocable share of MMP's items of income, gain, loss, deduction and credit accruing through the date hereof. The Company's actual liability for unpaid Taxes (determined consistently with Section 2.2(b)(iv)) will not as of the Closing Date exceed its liability for such Taxes reflected in the Closing Date Tax Liabilities (as finally determined pursuant to Section 2.2(b)(ii).

                         (iv) The  Company  has  withheld  and paid  over to the
proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                         (v) No Tax Proceeding is currently pending with respect
to the Company and the Company has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                         (vi)  No  waiver  or   extension   of  any  statute  of
limitations is currently in effect with respect to the assessment, collection or payment of Taxes of the Company or for which the Company is liable.

                         (vii) No extension of the time within which to file any
Tax Return of the Company is currently in effect.

                         (viii)  No  deficiency  for  Taxes  has been  proposed,
asserted, or assessed against the Company.

                         (ix)  There are no liens on the  assets of the  Company
relating  or  attributable  to Taxes  (except  liens  for  Taxes  not yet  due).

                         (x) The  Company  is not and has not  been at any  time
during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                         (xi)  There  is no  agreement  or  consent  made  under
Section 341(f) of the Code affecting the Company.

                         (xii) The Company has not agreed to, nor is it required
to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                         (xiii) The  Company is not and has not at any time been
a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the Tax liability of any other entity or person under contract.

                         (xiv) The Company is not and has not at any time been a
member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

                         (xv)  Except  for MMP and RLLP,  the  Company  is not a
party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                         (xvi) None of the Company's  assets are treated as "tax
exempt use property" within the meaning of Section 168(h) of the Code.

                     (b) Sellers have furnished or otherwise made available to Purchaser correct and complete copies of (i) all income, franchise and other material Tax Returns filed by or with respect to the Company since January 1, 1994; and (ii) all examination reports, statements of deficiencies and closing agreements with respect to the Company relating to Taxes.

                     (c) Schedule 5.2m(c) contains complete and accurate descriptions of (i) the Company's basis in its assets, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of the Company and (iii) material Tax elections made by or with respect to the Company. The Company has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

                  n. DIVIDENDS. Since December 31, 1996, no dividends have been declared, issued or otherwise approved by the Board of Directors of the Company in respect of the Stock.

                  o. ACCOUNTS RECEIVABLE. The Company has no accounts receivable other than amounts due as Tax refunds from certain Tax Authorities.

                  p. COMPANY ASSETS. The Company owns no other assets other than cash or cash equivalents received or due from Tax refunds, 31% of the equity of MTR, 3,069,000 Class A Membership Units of MMP, and a 2% limited partnership interest in RLLP.

                  q. REPRESENTATIONS AS TO THE COMPANY INTERESTS.

                     (i) The Company is the record and the beneficial owner of 3,069,000 Class A Membership Units (out of a total 11,631,431 Membership Units) of MMP, thirty-one (31) shares (out of a total one hundred (100) issued and outstanding shares) of the issued and outstanding shares of MTR and a 2% limited partnership interest in RLLP (collectively, the "Company Interests"); (ii) the Company holds of record and owns beneficially the Company Interests free and clear of any lien, security interest, pledge or encumbrance other than those set forth on Schedule 5.2q hereof, all of which will be released at or before the Closing; (iii) the Company has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company; (iv) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity); and (v) except as described on Schedule 5.2q, the Company Interests are not subject to any option(s) warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights.

         5.3. REPRESENTATIONS AND WARRANTIES AS TO THE MMP AND THE FCC LICENSEE ENTITIES.

         Sellers, MMP and the Company, jointly and severally, hereby represent and warrant to Purchaser as to MMP and the FCC Licensee Entities as follows:

               a. MMP ORGANIZATION AND GOOD STANDING. MMP is a limited liability company duly organized and validly existing under the laws of Virginia and has full corporate power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. To the extent required by law, MMP is qualified as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification. MMP owns 98% of the outstanding partnership interests in the FCC Licensee Entities.

               b. CAPITALIZATION OF MMP. The designations of each class of the membership units of MMP and the number of authorized and issued and outstanding membership units thereof is as described on Schedule 5.3b. All membership units have been validly issued and are fully paid and nonassessable and are held of record by the respective members of MMP as set forth on Schedule 5.3b. Except as described on Schedule 5.3b, (i) there are no other issued or outstanding equity securities of MMP; (ii) there are no membership or value appreciation rights, phantom membership rights, profit participation rights, or other similar rights with respect to membership units outstanding; and (iii) there are no other issued or outstanding membership interests or other securities of MMP convertible or exchangeable at any time into equity securities of MMP. Except as set forth in the Operating Agreement of MMP as amended, MMP is not subject to any commitment or obligation that would require the issuance or sale of additional membership interests or membership units of MMP at any time under options, subscriptions, warrants, rights or any other obligations. Schedule 5.3b sets forth the equity interests in any corporation, partnership, limited liability company, joint venture or other entity owned by MMP.

               c. ORGANIZATION AND CAPITALIZATION OF THE FCC LICENSE ENTITIES. Each FCC License Entity is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Virginia and has full partnership power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. Each FCC License Entity is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. No FCC License Entity owns any direct or indirect subsidiaries. MMP is the sole general partner and owns ninety-eight percent (98%) of the partnership interests of each of the FCC License Entities. MTC is the sole limited partner and owns two percent (2%) of the partnership interests of each of the FCC License Entities other than RLLP. The Company is the sole limited partner and owns two percent (2%) of the partnership interests of RLLP. All such partnership interests have been validly issued and are fully paid and nonassessable and are held of record by the respective partners as set forth above. There are no (i) other issued or outstanding equity securities of any FCC License Entity, (ii) partnership or value appreciation rights, phantom partnership rights, profit participation rights, or other similar rights with respect to partnership interests outstanding and (iii) other issued or outstanding partnership interests or other securities of any FCC License Entity convertible or exchangeable at any time into equity securities of such FCC License Entity. No FCC License Entity is subject to any commitment or obligation that would require the issuance or sale of additional partnership interests of any FCC License Entity at any time under options, subscriptions, warrants, rights or any other obligations. No FCC License Entity holds any equity interest in any corporation, partnership, limited liability company, joint venture or other entity.

               d. NO CONFLICTS. Except as described on Schedule 5.3d, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the articles of organization or operating agreement of MMP or the limited partnership agreements of the FCC Licensee Entities, (ii) violate any provision of applicable material law, rule and regulation, or (iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any material agreement, indenture, mortgage or instrument to which either MMP or any FCC Licensee Entity is a party or to which any of their property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would have a MMP Material Adverse Effect.

               e. REAL PROPERTY. The MMP Real Property owned and all leaseholds and other interests in MMP Real Property used or useful in the Business and all buildings, structures, towers, and improvements thereon used or useful in the business and operations of the Stations are listed on Schedule 5.3e to this Agreement and, except for Permitted Encumbrances and as disclosed in Schedule 5.3e to this Agreement, MMP has good and marketable fee simple title (insurable at standard rates by a reputable national title insurer) to all fee estates included in the Real Property, and good title to all other MMP Real Property, in each case clear of all liens. The FCC Licensee Entities own no real property, leaseholds or other interests in real property. No portion of the MMP Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or, to MMP's Knowledge, threatened.

         MMP has a valid leasehold interest in all leased property and subleases to which it is a party, and MMP is the owner and holder of all the leased property purported to be granted by such leases and subleases. The MMP Real Property and the leases and subleases listed on Schedule 5.3e constitute all of the real property owned, leased or used by MMP in the business and operations of the Stations, which is material to the business and operations of the Stations. The Sellers have delivered or caused to be delivered to the Purchaser correct and complete copies of the deeds, leases and subleases listed in Schedule 5.3e. With respect to each lease and sublease listed in Schedule 5.3e:

                     (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with several principles of equity (whether applied by a court of law or equity);

                     (b) MMP and, to MMP's knowledge, no other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                     (c) MMP and, to MMP's knowledge, no other party to the lease or sublease has repudiated any material provision thereof;

                     (d) MMP is not a party to and, to MMP's knowledge, there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                     (e) except as set forth on Schedule 5.3e, MMP has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                     (f) all facilities leased or subleased thereunder material to the operation of the Stations have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

                  f. PERSONAL PROPERTY. Schedule 5.3f lists as of the date hereof all items of Personal Property having a fair market value in excess of $5,000.00. Except as set forth on Schedule 5.3f hereto, MMP has good and marketable title to all of its material items of tangible personal property and assets used or useful by MMP located on its premises or shown on the MMP Financial Statements are free and clear of all liens, security interests and encumbrances other than those that would not materially affect Purchaser's use or ownership of such personal property after the Closing. The tangible personal property of MMP has been maintained in accordance with normal industry practice and is in good condition and repair given the age and use of such property (subject to normal wear and tear) and is adequate for its present use by MMP.

                  g. FINANCIAL STATEMENTS. MMP has provided or made available to Purchaser copies of the MMP Financial Statements. The MMP Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods except in the case of the unaudited MMP Financial Statements, the absence of year-end audit adjustments and notes. The MMP Financial Statements present fairly the financial position of MMP as at and for the periods indicated therein, and are consistent with the books and records of MMP. Except as set forth on Schedule 5.3g hereto, since December 31, 1996, there has not been any Material Adverse Effect on the business, financial condition, operations, or results of operations of MMP taken as a whole. Without limiting the generality of the foregoing, since that date, except as described on Schedule 5.3g:

                     (i) MMP has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the ordinary course of business;

                     (ii) MMP has not entered into any material agreement, contract, lease, or license outside the ordinary course of business;

                     (iii) MMP has not accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which MMP is a party or by which MMP is bound;

                     (iv) MMP has not imposed any security interest upon any of its assets, tangible or intangible;

                     (v) MMP has not made any material capital expenditures outside the ordinary course of business;

                     (vi) MMP has not made any material capital investment in, or any material loan to, any other Person outside the ordinary course of business;

                     (vii) MMP has not created, incurred, assumed, or guaranteed more than $45 million in aggregate indebtedness for borrowed money and capitalized lease obligations;

                     (viii) MMP has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                     (ix) there has been no change made or authorized in the operating agreement of MMP;

                     (x)  MMP  has  not   experienced   any   material   damage,
destruction,
or loss (whether or not covered by insurance) to its property;

                     (xi) MMP has not made any loan to, or entered into any other transaction with, any of its managers, officers, and employees outside the ordinary course of business;

                     (xii) MMP has not entered into any employment contract outside the ordinary course of business or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                     (xiii) MMP has not granted any increase in the base compensation of any of its members outside the ordinary course of business;

                     (xiv) MMP has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its managers, officers, and employees (or taken any such action with respect to any other MMP Plan or MMP Benefit Arrangement);

                     (xv) MMP has not made any other material change in employment terms for any of its members or employees outside the ordinary course of business;

                     (xvi) MMP has not made or changed any material Tax election or taken any other action with respect to Taxes not in the ordinary course of business and consistent with past practice;

                     (xvii) MMP has not made any distributions other than in the ordinary course of business, and has not made any non-pro rata distributions;

                     (xviii) MMP has not adopted any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP; and

                     (xix) except as contemplated by this Agreement, the Investors Agreement, the Management Agreement, the MTC Agreement, and Assignment and Assumption Agreement by and between MMP and the Max Media LLC II Distribution Agreement, MMP has not committed to any of the foregoing.

                  h. FCC. MMP and the FCC Licensee Entities have been and currently are operated in material compliance with the terms of the FCC
Licenses, the Communications Act of 1934, as amended, and applicable rules, regulations and policies of the FCC ("FCC Rules and Regulations"). All FCC Licenses, a true and complete list of which is set forth on Schedule 5.3h, and true and complete copies of each of which have been delivered to Purchaser, are valid and in full force and effect. Except as set forth on Schedule 5.3h, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, to Sellers' and MMP's Knowledge, there is not now before the FCC any investigation or complaint against MMP or the FCC Licensee Entities relating to the Stations, the unfavorable resolution of which would impair the qualifications of the FCC Licensee Entities to hold any FCC Licenses. Except as set forth on Schedule 5.3h, there is no proceeding pending before the FCC, and there is no outstanding notice of violation from the FCC with respect to the Stations. Except as set forth on Schedule 5.3h, no order or notice of violation has been issued by any governmental entity which permits, revocation, adverse modification or termination of any FCC License. Except as set forth on Schedule 5.3h and except for those conditions or restrictions appearing on the face of the FCC Licenses, or other licenses, none of the FCC Licenses or other licenses is subject to any restriction or condition which would limit the operation of the Stations as currently operated. The FCC Licenses listed in Schedule 5.3h are currently in effect and are not subject to any liens, or other encumbrances. No license renewal applications are pending with respect to any of the FCC Licenses. As of the date hereof, Sellers, the Company, MMP, and the FCC License Entities have no reason to believe that the FCC would not renew the FCC Licenses in the ordinary course for a full license term without any adverse conditions, upon the timely filing of appropriate applications and payment of the required filing fee. As of the date hereof, Sellers, the Company, MMP and the FCC Licensee Entities have no reason to believe that the FCC would not grant the FCC Application in the ordinary course without any adverse conditions. All documents required by 47 C.F.R. Section 73.3526 to be kept in each Station's public inspection files are in such file, and such file will be maintained in proper order and complete up to and through the Closing Date.

                  i.  INTELLECTUAL  PROPERTY.  Set forth on  Schedule  5.3i is a complete list of all Intellectual Property owned by or licensed to MMP on the date hereof material to the operations of the Stations. To MMP's Knowledge, except as otherwise set forth on Schedule 5.3i hereto, MMP owns such Intellectual Property free and clear of any royalty, lien, encumbrance or charge and does not interfere with the rights of others. Except as set forth on
Schedule 5.3i, MMP has not received any written notice or written claim that any such Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright or trade name of any third party by MMP. Except as set forth on Schedule 5.3i, MMP has not given any notice of infringement to any third party with respect to any of the Intellectual Property and to MMP's Knowledge no such infringement exists. There is no Intellectual Property owned by or licensed to the FCC Licensee Entities.

                  j. EMPLOYEE BENEFIT PLANS. With respect, as applicable, to Benefit Plans and Benefit Arrangements:

                     (a) Schedule 5.3j completely and accurately lists all MMP Plans and MMP Benefit Arrangements currently in existence and specifically identifies any that are Qualified Plans. Since January 1, 1996 (the date of formation of MMP), MMP has maintained or contributed solely to the Qualified Plans listed on Schedule 5.3j. The Qualified Plans listed on Schedule 5.3j have always qualified in form and operation under Code Section 401(a) and have a currently applicable determination letter from the Internal Revenue Service, and its trust has always been exempt under Code Section 501, and nothing has occurred with respect to such plan and trust that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code.

                     (b) Each MMP Plan and each MMP Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other domestic and foreign laws, including federal, state, and foreign securities laws and all laws respecting reporting and disclosure. No MMP Plan holds employer securities.

                     (c) Neither MMP nor any ERISA Affiliate has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA. Neither MMP nor any ERISA Affiliate has never made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37)). MMP has no liability (whether actual, contingent, or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a MMP Benefit Arrangement or with respect to any Benefit Plan sponsored or maintained (or that has been or should have been sponsored or maintained) by any ERISA Affiliate; and no facts exist that could reasonably be expected to result in such liability, as a result of termination, withdrawal or funding waiver with respect to any such plan, program, or arrangements.

                     (d) There are no pending claims or lawsuits by, against, or relating to any non-MMP Benefit Plans or non-MMP Benefit Arrangements that would, if successful, result in liability for MMP, and no claims or lawsuits (other than routine benefit claims) have been asserted, instituted or, to the knowledge of Sellers and the Company after due inquiry of MMP, threatened by, against, or relating to any MMP Plan or MMP Benefit Arrangement, and MMP has advised Sellers and the Company that MMP does not have knowledge of any fact that could form the basis for any such claim or lawsuit. MMP Plans and MMP Benefit Arrangements are not presently under audit or examination (and have not received notice of a potential audit or examination) by any governmental authority, and no matters are pending with respect to the Qualified Plan under any governmental compliance programs.

                     (e) No MMP Plan or MMP Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions this Agreement contemplates, and MMP has not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the transactions contemplated by this Agreement, the Investors Agreement, the Management Agreement or the MTC Agreement.

                     (f) With respect to each MMP Plan, there have been no violations of Code Section 4975 or ERISA Sections 404 or 406 as to which successful claims would result in any liability for MMP or any Person required to be indemnified by it.

                     (g) MMP has made all required contributions to each MMP Plan as of the last day of each plan's most recent fiscal year, all benefits accrued under any unfunded MMP Plan or MMP Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with generally accepted accounting principles; and all monies withheld from employee paychecks with respect to MMP Plans have been transferred to the appropriate plan within the timing required by governmental regulations.

                     (h) MMP and its ERISA Affiliates have complied with the health continuation rules of Code Sections 4980B (and its predecessor) and with Code Section 5000. No employee or former employee of MMP nor beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits subject to reporting under Statement of Financial Accounting Standards No. 106, other than as required by Code Section 4980B or other applicable law.

                     (i) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of MMP that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Code Sections 280G, 404 or 162.

                     (j) The FCC Licensee Entities employ no employees and do not and have not in the past maintained or contributed to any Benefit Plans or Benefit Arrangements.

                  k. LABOR. Except as set forth on Schedule 5.3k, with respect to employees of and service providers to MMP and the FCC Licensee Entities:

                     (a) MMP has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice.

                     (b) The employees of MMP are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against, or currently being negotiated by, MMP or, to MMP's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years.

                     (c) All Persons classified by MMP and the FCC Licensee Entities as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and MMP has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                     (d)  Since  December  31,  1996,  except  as  described  on
Schedule 5.3k(d), no employee of or group of employees, the loss of whom would have significant adverse effect on the business of MMP or the FCC Licensee Entities, has notified MMP of his or their intent to (A) terminate his or their relationship with MMP or the FCC Licensee Entities, or (B) make any demand for material payments or modifications of his or their arrangements with MMP.

                     (e) There is no charge or compliance proceeding actually pending or, to the knowledge of MMP, threatened against MMP or the FCC Licensee Entities before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

                     (f) The FCC Licensee Entities do not employ, and have not in the past, employed employees.

                  l. INSURANCE. Schedule 5.3l hereto contains a list of all insurance policies concerning the Business and describes coverage (including whether occurrence or claims made), other than employee-benefit related insurance policies. All such policies are legal, valid, binding, enforceable and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by court of law or equity). There are no existing breaches or defaults with respect to such policies, and no notice of cancellation or termination has been received.

                  m. MATERIAL CONTRACTS. Schedule 5.3m hereto contains a list of all the Material Contracts of MMP and the FCC Licensee Entities (other than cash agreements for the sale of advertising time and retransmission consent agreements) and true copies of such agreements have been furnished to Purchaser or have been made available to Purchaser. All Material Contracts are legal, valid and binding obligations of MMP or the FCC Licensee Entities, as the case may be, enforceable in accordance with their terms and in full force and effect. There exists no default or event which, with notice or lapse of time, or both, would constitute a default by any party to any such Material Contract or which would permit termination, modification or acceleration. Neither MMP nor the FCC Licensee Entities have received notice, nor to MMP's Knowledge, does any party to any Material Contract intend to cancel or terminate any such agreement or to exercise or not to exercise any option to renew thereunder.

                  n. COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.3n, MMP and the FCC Licensee Entities are in material compliance with all material applicable Federal, state and local laws, rules and regulations, and there are no actions threatened or pending alleging noncompliance therewith.

                  o. LITIGATION. Except as set forth on Schedule 5.3o hereto, there is no suit, claim, action, proceeding or arbitration pending or, to MMP's Knowledge, threatened against MMP or the FCC Licensee Entities that seeks to enjoin or obtain damages in respect of MMP's conduct of the Business or operation of the Stations, or the transactions contemplated hereby. There is no outstanding citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting the Business, MMP or the FCC Licensee Entities, except as disclosed on Schedule 5.3o.

                  p. CONSENTS.  Except (a) as set forth on Schedule 5.3p hereto,
(b) for filings pursuant to the H-S-R Act, or (c) the FCC Application, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of MMP or the FCC Licensee Entities is required in connection with the execution and delivery of this

Agreement by Sellers or the consummation of any of the transactions contemplated hereby (including any consents required under any MMP or FCC Licensee Entities contract as a result of the change in control contemplated hereby).

                  q. ENVIRONMENTAL. Except as set forth on Schedule 5.3q hereto:

                     (a) All of the operations of MMP at or from any MMP Real Property comply in all material respects with applicable Environmental Laws. MMP has not engaged in or permitted any operations or activities upon any of the MMP Real Property for the purpose of or involving the treatment, storage, use, generation, release, discharge, emission, or disposal of any Hazardous Substances at the MMP Real Property, except in substantial compliance with applicable Environmental Laws.

                     (b) None of the MMP Real Property is listed or, to MMP's Knowledge, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or any similar inventory, register or identification of sites requiring investigation or remediation maintained by any state or other governmental authority. MMP has not received any notice from any governmental entity or third party of any actual or threatened Environmental Liabilities with respect to the MMP Real Property or the conduct of the Business.

                     (c) To MMP's Knowledge, after due inquiry, there are no conditions existing at the MMP Real Property that require, or which with the giving of notice or the passage of time or both would likely require remedial or corrective action, removal or closure pursuant to the Environmental Laws.

                     (d) To MMP's Knowledge, after due inquiry, MMP has all the material permits, authorizations, licenses, consents and approvals necessary for the current conduct of the Business and for the operations on, in or at the MMP Real Property which are required under applicable Environmental Laws and are in substantial compliance with the terms and conditions of all such permits, authorizations, licenses, consents and approvals.

                     (e) To MMP's Knowledge, after due inquiry, there are no Hazardous Substances present on or in the MMP Real Property or at any geologically or hydrologically adjoining property, including any Hazardous Substances contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the MMP Real Property or such adjoining property, or incorporated into any structure therein or thereon. Neither

MMP or any other Person for whose conduct it is or may be held responsible, nor to MMP's Knowledge after due inquiry or any other Person, has permitted or conducted, or was aware of, any Hazardous Substances, or any illegal activity conducted with respect to the MMP Real Property or any other properties or assets (whether real, personal, or mixed) in which MMP has or had an interest.

                  r. TAX MATTERS.

                     (a) Except as set forth on Schedule 5.3r(a) hereto:

                         (i) All Tax  Returns  required  to be  filed by or with
respect to MMP have been filed when due in a timely fashion, and all Tax Returns required to be filed by or with respect to MMP for Taxable Periods ending on or before December 31, 1997 will have been filed prior to the Closing Date, even if such Tax Returns are not yet due. All Tax Returns filed by or with respect to MMP are correct and complete in all material respects.

                         (ii) MMP has paid in full on a timely  basis  all Taxes
owed by it, whether or not shown on any Tax Return, and MMP will have paid prior to the Closing Date all Taxes payable with respect to Taxable Periods ending on or before December 31, 1997, even if such Taxes are not yet due.

                         (iii) MMP's  liability for unpaid Taxes  (including any
liability of MMP for unpaid Taxes of any other Entity or Person), (a) did not, as of the date of the MMP Financial Statements, exceed the current liability accruals for such Taxes (excluding reserves for deferred Taxes) set forth on the MMP Financial Statements, (b) does not exceed such accruals as adjusted on the books of MMP for transactions and events through the date hereof in accordance with the past custom and practice of MMP, and (c) will not, as of the Closing Date, exceed its liability for such Taxes as reflected in the Closing Date Tax Liabilities as finally determined pursuant to Section 2.2(b)(ii).

                         (iv)  MMP has  withheld  and  paid  over to the  proper
governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                         (v) No Tax Proceeding is currently pending with respect
to MMP and MMP has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                         (vi)  No  waiver  or   extension   of  any  statute  of
limitations is currently in effect or has been requested with respect to the assessment, collection or payment of Taxes of MMP or for which MMP is liable.

                         (vii) No extension of the time within which to file any
Tax Return of MMP is currently in effect.

                         (viii)  No  deficiency  for  Taxes  has been  proposed,
asserted or assessed against MMP.

                         (ix) There are no liens on the  assets of MMP  relating
or attributable to Taxes (except liens for Taxes not yet due).

                         (x) MMP is and has since its formation been  classified
as a partnership for U.S. federal income tax purposes and has in effect a valid election under Section 754 of the Code.

                         (xi) MMP has not agreed to, nor is it required to, make
any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                         (xii)  MMP is not and has not at any time  been a party
to a tax sharing, tax indemnity or tax allocation agreement, and MMP has not assumed the Tax liability of any other entity or person under contract.

                         (xiii) MMP does not have any liability for the Taxes of
another entity or person as a transferee or successor, or otherwise.

                         (xiv) Except for itself and the FCC Licensee  Entities,
MMP is not and has not at any time been a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                         (xv) None of MMP's  assets are  treated as "tax  exempt
use property" within the meaning of Section 168(h) of the Code.

                         (xvi) The FCC Licensee  Entities' sole asset is the FCC
Licenses, and the FCC Licensee Entities are not and have not been required to file Tax Returns or pay Taxes.

                     (b) Sellers have furnished or otherwise caused to be made available to Purchaser correct and complete copies of (i) all income, franchise and other material Tax Returns filed by or with respect to MMP since January 1, 1996; and (ii) all examination reports, statements of deficiencies and closing agreements with respect to MMP relating to Taxes.

                     (c)  Schedule  5.3r(c)   contains   complete  and  accurate
descriptions of (i) MMP's basis in its stock of MTR and its tax capital account in MMP, and (ii) material Tax elections made by or with respect to MMP.

                  s. ACCOUNTS RECEIVABLE. All accounts receivable of MMP that are reflected on the MMP Financial Statements or on the accounting records of MMP as of the Closing Date (collectively, the "MMP Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the MMP Accounts Receivable are or will be as of the Closing Date current and collectable net of the respective reserve shown on the MMP Financial Statements or on the accounting records of MMP as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the MMP Accounts Receivable as of the Closing Date than the reserve reflected in the MMP Financial Statements represented of the MMP Accounts Receivable reflected therein and will not represent a MMP Material Adverse Effect in the composition of such MMP Accounts Receivable in terms of aging). Subject to such reserves, each of the MMP Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of setoff, other than returns in the ordinary course of business, under any contract with any obligor of an MMP Accounts Receivable relating to the amount or validity of such MMP Accounts Receivable. MMP shall deliver on the Closing Date a complete and accurate list of all MMP Accounts Receivable as of the Closing Date.

                  t. REPRESENTATIONS AS TO MMP INTERESTS. (i) MMP is the record and the beneficial owner of a 98% general partnership interest in each of the Television Licensees; (ii) MMP holds of record and owns beneficially these interests free and clear of any lien, security interest, pledge or encumbrance other than those set forth on Schedule 5.3t hereof, all of which will be released at or before the Closing; (iii) MMP has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of MMP; (iv) this Agreement has been duly executed and delivered by MMP and constitutes a legal, valid and binding obligation of MMP, enforceable against MMP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity); and (v) except as described on Schedule 5.3t, MMP's interests in the Television Licensees are not subject to any option(s) warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights.

         5.4. REPRESENTATIONS AND WARRANTIES AS TO MTR.

         Sellers and the Company, jointly and severally, hereby represent and warrant to Purchaser as to MTR as follows:

              a. ORGANIZATION AND GOOD STANDING. MTR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. MTR is not qualified as a foreign corporation in any foreign jurisdiction.

              b. CAPITALIZATION. The designations of each class of the capital stock of MTR and the number of authorized and issued and outstanding shares thereof is as described on Schedule 5.4b. All the shares of capital stock of MTR have been validly issued and are fully paid and nonassessable and are held of record by the respective shareholders as set forth on Schedule 5.4b hereto. Except as described on Schedule 5.4b, (i) no shares of capital stock of MTR are held in treasury, (ii) there are no other issued or outstanding equity securities of MTR, (iii) there are no stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to shares outstanding; and (iv) there are no other issued or outstanding securities of MTR convertible or exchangeable at any time into equity securities of MTR. MTR is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of MTR at any time under options, subscriptions, warrants, rights or any other obligations. Except for its ownership interest in MMP, MTR holds no equity interests in any corporation, partnership, limited liability company, joint venture or other entity owned by MTR.

              c. NO CONFLICTS. Neither the execution and delivery of this Agreement by Sellers, MMP and the Company nor the consummation of the transactions contemplated hereby will (a) violate any provision of the articles of incorporation or by-laws of MTR, (b) violate any provision of applicable law, rule and regulation, which violation would prevent or interfere with Sellers' ability to perform hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which MTR is a party or to which its property is subject, or constitute a default thereunder, where such conflict, breach, right of termination, acceleration or default would prevent or materially interfere with the Company's ownership of 31% of the equity of MTR.

              d. FINANCIAL MATTERS. Except as set forth on Schedule 5.4.d hereto, since January 1, 1996 (the date MTR first held any assets), there has not been any material adverse effect on the business, financial condition, operations or results of operations of MTR taken as a whole. Without limiting the generality of the foregoing, since that date:

                 (i) MTR has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the ordinary course of business;

                 (ii) MTR has not entered into any material agreement, contract, lease, or license outside the ordinary course of business;

                 (iii) MTR has not accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which MTR is a party or by which MTR is bound;

                 (iv) MTR has not imposed any security interest upon any of its assets, tangible or intangible;

                 (v) MTR has not made any material capital expenditures outside the ordinary course of business;

                 (vi) MTR has not made any material capital investment in, or any material loan to, any other Person other than MMP;

                 (vii) MTR has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

                 (viii) MTR has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                 (ix) there has been no change made or authorized in the charter or bylaws of MTR;

                 (x) other than its initial issuance of Stock to the Company and MTC, MTR has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                 (xi) MTR has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                 (xii) MTR has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                 (xiii) MTR has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                 (xiv) MTR, since its formation, has had no employees;

                 (xv) MTR has not made or changed any material Tax election or taken any other action with respect to Taxes not in the ordinary course of business and consistent with past practices;

                 (xvi) MTR has not adopted any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP; and

                 (xvii) except as set forth in this Agreement and the MTC Agreement, MTR has not committed to any of the foregoing.

              e. EMPLOYEE BENEFIT PLANS. MTR does not, and has not in the past, instituted or maintained any Benefit Arrangement or Benefit Plan. Neither MTR nor any ERISA Affiliate has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA. Neither MTR nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37). MTR has no liability (whether actual, contingent, or otherwise) with respect to any Benefit Plan or Benefit Arrangement.

              f. LABOR. Prior to the date of this Agreement, MTR has not employed any employees.

              g. INSURANCE. MTR maintains no insurance policies.

              h. MATERIAL CONTRACTS. Schedule 5.4h hereto contains a list of all the Material Contracts and true copies of such agreements have been furnished to Purchaser or have been made available to Purchaser. All Material Contracts listed on Schedule 5.4h are legal, valid and binding obligations of MTR enforceable in accordance with their terms and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the right of creditors generally and the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity). There exists no default or event which, with notice or lapse of time, or both, would constitute a default by any party to any such Material Contract or which would permit termination, modification or acceleration. MTR has not received notice (or otherwise has knowledge) that any party to any Material Contract intends to cancel or terminate any such agreement or to exercise or not to exercise any option to renew thereunder.

              i. COMPLIANCE WITH LAWS. MTR is in material compliance with all applicable Federal, state and local laws, rules and, regulations, and to MTR's knowledge, there are no actions threatened or pending alleging noncompliance therewith.

              j. LITIGATION. There is no suit, claim, action, proceeding or arbitration pending or threatened against MTR. There is no outstanding citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting MTR.

              k. CONSENTS. No filing, consent, approval or authorization of any governmental authority or of any third party on the part of MTR is required in connection with the execution and delivery of this Agreement by Sellers, the Company and MMP or the consummation of any of the transactions contemplated hereby (including any consents required under any MTR contract as a result of the change in control contemplated hereby).

              l. TAX MATTERS.

                 (a) Except as set forth on Schedule 5.4l(a) hereto:

                     (i) All Tax Returns required to be filed by or with respect to MTR have been filed when due in a timely fashion, and all Tax Returns required to be filed by or with respect to MTR for Taxable Periods ending on or before December 31, 1997 will have been filed prior to the Closing Date, even if such Tax Returns are not yet due. All Tax Returns filed by or with respect to MTR are true, correct and complete in all material respects.

                     (ii) MTR has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, and MTR will have paid prior to the Closing Date all Taxes payable with respect to Taxable Periods ending on or before December 31, 1997, even if such Taxes are not yet due.

                     (iii) MTR has no liability for unpaid income Taxes other than its Tax liability attributable to MTR's allocable share of MMP's items of income, gain, loss, deduction and credit accruing through the date hereof. MTR's actual liability for unpaid Taxes (determined consistently with Section 2.2(b)(iv)) will not as of the Closing Date exceed its liability for such Taxes as reflected in the Closing Date Tax Liabilities as finally determined pursuant to Section 2.2(b)(ii).

                     (iv) MTR has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                     (V) No Tax Proceeding is currently pending with respect to MTR and MTR has not received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                     (vi) No waiver or extension of any statute of limitations is currently in effect with respect to the assessment, collection or payment of Taxes of the MTR or for which MTR is liable.

                     (vii) No extension of the time within which to file any Tax Return of MTR is currently in effect.

                     (viii) No deficiency for Taxes has been proposed, asserted, or assessed against MTR.

                     (ix) There are no liens on the assets of MTR relating or attributable to Taxes (except liens for Taxes not yet due).

                     (x) MTR is not and has not been at any time during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                     (xi) There is no agreement  or consent  made under  Section

341(f) of the Code affecting MTR.

                     (xii) MTR has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                     (xiii) MTR is not and has not at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and MTR has not assumed the Tax liability of any other entity or person under contract.

                     (xiv) MTR is not and has not at any time been a member of an affiliated group filing a consolidated federal income tax return and does not have any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

                     (xv) Except for MTR's ownership of 100,000 Class C Membership Units of MMP, MTR is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                     (xvi) None of MTR's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                 (b) Sellers have furnished or otherwise made available to Purchaser correct and complete copies of (i) all income, franchise and other material Tax Returns filed by or with respect to MTR since January 1, 1996; and
(ii) all examination reports, statements of deficiencies and closing agreements with respect to MTR relating to Taxes.

                 (c) Schedule 5.4l(c) contains complete and accurate descriptions of (i) MTR's basis in its assets, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of MTR and (iii) material Tax elections made by or with respect to MTR. MTR has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

              m. DIVIDENDS. Since its formation, no dividends have been declared, issued or otherwise approved by the Board of Directors of MTR. The Company has no accounts receivable other than amounts due as Tax refunds from certain Tax Authorities.

              n. MTR ASSETS.  Except for the 100,000 Class C Membership Units of

MMP and cash or cash equivalents received or due from Tax refunds, MTR owns no other assets and has not engaged in any business other than in connection with its ownership of the 100,000 Class C Membership Units.

                  o. REPRESENTATIONS AS TO MTR INTERESTS. (i) MTR is the record and beneficial owner of 100,000 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; (ii) MTR holds of record and owns beneficially this interest free and clear of any lien, security interest, pledge or encumbrance other than those set forth on Schedule 5.4o hereof, all of which will be released at or before the Closing; and (iii) except as described on
Schedule 5.4o, MTR's interest in MMP is not subject to any option(s) warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights.

                                    SECTION 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser hereby represents and warrants to Sellers, the Company and MMP that:

         6.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Purchaser has full corporate power and authority to carry on its business as it is now being conducted.

         6.2. EXECUTION AND EFFECT OF AGREEMENT. Purchaser has full corporate power and authority to enter into this Agreement. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         6.3. NO CONFLICTS. Except as described on Schedule 6.3 hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any of the provisions of the articles of incorporation or by-laws of Purchaser, (ii) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with Purchaser's ability to perform hereunder, or (iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration or default would not have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder.

         6.4. CONSENTS. Except (i) as set forth on Schedule 6.4 hereto, (ii) for filings pursuant to the H-S-R Act, or (iii) the FCC Application, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of Purchaser is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of any of the transactions contemplated hereby.

         6.5. LITIGATION. Except as set forth on Schedule 6.5 hereto, there is no suit, claim, action, proceeding or arbitration pending or, to Purchaser's Knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

         6.6. NO BROKERS. Neither Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

         6.7.  PURCHASER  QUALIFICATIONS.   Except  as  otherwise  disclosed  on
Schedule 6.7, Purchaser is legally and financially qualified to be the Licensee of, acquire, own and operate the Stations under the Communications Act and the rules, regulations and policies of the FCC. Purchaser knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, (a) disqualify Purchaser as an assignee of the FCC Licenses or as the owner and operator of the Stations, or (b) cause the FCC to fail to approve in a timely fashion the application for the FCC Consent. Except as described on Schedule 6.7, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Purchaser, nor will processing pursuant to any exception or rule or general applicability be requested or required in connection with the consummation of the transactions contemplated by this Agreement Purchaser will have on hand at the Closing, adequate financial resources to consummate the transactions contemplated by this Agreement, the Investors Agreement, the Management Agreement and the MTC Agreement.

                                    SECTION 7

         ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND

                                   WARRANTIES
                                   ----------

         7.1. LIMITATION; SURVIVAL. Except as otherwise provided in Section 3.2 of the Indemnification Escrow Agreement, and subject to the provisions of
Section 10.3, the representations and warranties herein and the obligations of the parties shall survive the Closing for a period ending on the earlier to occur of (i) 15 calendar months after the Closing Date and (ii) October 31, 1999, but in no event shall the period be less than 12 calendar months after the Closing Date; and provided further, however, that representations and warranties relating to any claims as to which notice shall have been given pursuant to
Section 10.4 on or before such date shall survive until the final resolution of such claims.

                                    SECTION 8

                                   TAX MATTERS
                                   -----------

         8.1.  SECTION 338 ELECTION.  Purchaser shall not make an election under
Section 338 of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of stock in the Company as provided herein.

         8.2.     TAX RETURNS.

                  (a) Sellers shall prepare or cause to be prepared and file or cause to be filed, within the time (including extensions) and manner provided by law, all Tax Returns of the Company, MTR, MMP, and the FCC Licensee Entities that are required to be filed on or before the Closing Date. In addition, Sellers shall prepare or cause to be prepared and file or cause to be filed prior to the Closing Date all Tax Returns for Taxable Periods of the Company, MTR, MMP, and the FCC Licensee Entities for Taxable Periods ending on or before December 31, 1997, even if such Tax Returns are not yet due. Each of the Company, MTR, MMP and the FCC Licensee Entities shall pay or cause to be paid all Taxes shown as due on its Tax Returns. Purchaser shall have an opportunity to review and consent to the filing of all such Tax Returns, which consent shall not be unreasonably withheld or delayed.

                  (b) Purchaser shall prepare or cause to be prepared and file or cause to be filed, within the time and manner provided by law, all Tax Returns of the Company, MTR, MMP, and the FCC Licensee Entities (i) for Taxable Periods ending on or before the Closing Date that are due after the Closing Date, except as otherwise provided in

Section 8.2a, and (ii) for Taxable Periods beginning before and ending after the Closing Date ("Straddle Periods"). Purchaser shall pay or cause to be paid all Taxes shown as due on such Tax Returns; provided that this sentence shall not in any way limit or affect Purchaser's rights to indemnification under other provisions of this Agreement. Purchaser shall provide Sellers a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. Purchaser shall not file amended Tax Returns with respect to Taxable Periods ending on or before the Closing Date or Straddle Periods without Sellers' consent; provided, however, that Purchaser may file amended Tax Returns for such Taxable Periods without Sellers' consent if (i) such amended Tax Returns are filed to correct errors or omissions in previously filed Tax Returns that either constitute or are related to a breach of any representation or warranty set forth in Sections 5.2m, 5.3r or 5.4l (determined without regard to the limitation on the survival of such representations and warranties set forth in Section 7.1), or (ii) the filing of such amended Tax Return would not increase the Taxes of Sellers or Taxes for which Sellers have indemnification responsibility hereunder by more than $25,000.

                  (c)  All Tax  Returns  prepared  and  filed  pursuant  to this
Section 8.2 shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices of the Company, MTR, and MMP (to the extent consistent with applicable law).

         8.3. APPORTIONMENT. The parties agree to cause the Company, MTR, MMP, and the FCC Licensee Entities to file all Tax Returns for any Taxable Period that would otherwise be a Straddle Period on the basis that the relevant Taxable Period consists of two periods, one ending as of the close of business on the Closing Date and one beginning the day after the Closing Date, unless the relevant Tax Authority will not accept a Tax Return filed on that basis. For purposes of apportioning any Tax to the portion of any Straddle Period that ends on the Closing Date, the determination shall be made assuming that there was a closing of the books as of the close of business on the Closing Date and that the taxable years of the Company, MTR, MMP and the FCC Licensee Entities ended on that date, except that real, personal and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Straddle Period in question.

         8.4. COOPERATION IN TAX MATTERS. Sellers and Purchaser shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of all Tax Returns prepared and filed pursuant to Section 8.2; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company, MTR, MMP and the FCC Licensee Entities for all Taxable Periods ending on or before the Closing Date and Straddle Periods; and (c) preserve information, records or documents relating to Tax matters pertinent to the Company, MTR, MMP and the FCC Licensee Entities that is in their possession or under their control until the expiration of any applicable statute of limitations.

         8.5. CERTAIN TAXES. Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising from or relating to the sale and transfer of the Stock, and Sellers shall at their own expense file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees. If required by applicable law, Purchaser will join in the execution of any such Tax Returns and other documentation.

         8.6. FIRPTA. Sellers shall deliver to Purchaser at the Closing a certificate or certificates in form and substance satisfactory to Purchaser, duly executed and acknowledged, certifying all facts necessary to exempt the transactions contemplated hereunder from withholding under Section 1445 of the Code.

         8.7. SECTION 754 ELECTION. Purchaser may at any time after the Closing Date, in its sole and absolute discretion, cause MMP and any of the FCC Licensee Entities to make a Code Section 754 Election with respect to the Taxable Period in which the Closing occurs or later Taxable Periods.

         8.8. CLOSING DATE ACTIONS. Following the Closing, Purchaser shall not cause the Company, MTR, MMP or the FCC Licensee Entities to take any actions on the Closing Date other than in the ordinary course of their business, except (i) such actions as are expressly contemplated by this Agreement, including the repayment of MMP's Funded Debt, and (ii) such actions as would not increase Taxes for which Sellers have indemnification responsibility hereunder.

                                    SECTION 9

                      ADDITIONAL COVENANTS AND UNDERTAKINGS
                      -------------------------------------

         9.1. FURTHER ASSURANCES AND ASSISTANCE. Purchasers, Sellers, the Company and MMP (and MMP shall cause the FCC Licensee Entities) to agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at, or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

         9.2. ACCESS TO INFORMATION. The Company and MMP, from and after the date of this Agreement and until the Closing Date or termination pursuant to Section 14.1, shall give Purchaser and Purchaser's employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of the Company, MMP, the FCC Licensee Entities or otherwise relating to the Business, shall provide Purchaser with all financial statements of the Company, the FCC Licensee Entities and MMP which are currently prepared in the ordinary course of business, which shall be prepared and delivered to Purchaser each month between the date hereof and the Closing Date, and shall provide copies of such information concerning the Company, MMP, the FCC Licensees and the Business as Purchaser may reasonably request; provided, however, that the foregoing shall not permit Purchaser or any agent thereof to (i) disrupt the Business, or (ii) contact any employee of the Company or MMP without providing reasonable prior notice to Sellers and allowing a representative of the Company or MMP to be present. The Company and Sellers will use their commercially reasonable efforts to obtain the consent of its auditors to permit inclusion of the Financial Statements and the MMP Financial Statements in applicable securities filings of Sinclair Broadcast Group, Inc. ("SBGI"). If Purchaser requests, it shall have the immediate right, without causing unreasonable disruption to the Business, to have the access provided for in the first sentence hereof to conduct an audit of each Station's financial information, and, subject to the foregoing, the Company, MMP and Sellers shall cooperate with Purchaser's reasonable requests in connection with such audit, including, without limitation, giving all reasonable consents thereto as long as any expenses thereof are borne by Purchaser.

         9.3. CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as contemplated by this Agreement, from and after the date hereof, Sellers, the Company and MMP shall cause the Business to be conducted in the ordinary course. Except as contemplated by this Agreement or as consented to by Purchaser (which consent shall not unreasonably be withheld), from and after the date hereof, Sellers, the Company, and MMP shall act and cause the FCC Licensee Entities to act, as follows:

               (a) The Company and MMP will not adopt or cause the FCC Licensee Entities to adopt any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               (b) The Company shall not change or amend its charter or by-laws and MMP shall not change or amend the operating agreement dated as of January 1, 1996, as amended February 14, 1997 or cause or allow any of the FCC Licensee Entities to change or amend any limited partnership agreement;

               (c) Except (i) for the disposition of obsolete equipment in the ordinary course of business, (ii) the transfer of the Excluded Assets, (iii) the transfers of the MMP II

Licenses to MMP II and the distribution of MMP II to MTC or (iv) as set forth on
Schedule 9.3(c) hereto, neither Company nor MMP shall sell, mortgage, pledge or otherwise dispose of any assets or properties owned, leased or used in the operation of the Business;

               (d) Neither the Company nor MMP or the FCC Licensee Entities will merge or consolidate with, agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               (e) MMP will not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity or cause the FCC Licensee Entities to do likewise;

               (f) Neither the Company nor MMP or the FCC Licensee Entities will authorize for issuance, issue or sell any additional shares of its capital stock or any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock;

               (g) Neither the Company nor MMP or the FCC Licensee Entities will incur, or agree to incur, any debt for borrowed money other than draws under the Company's or MMP's, as the case may be, existing revolving credit agreements;

               (h) Neither the Company nor MMP or the FCC Licensee Entities will change its historical practices concerning the payment of accounts payable; and

               (i) Neither the Company nor MMP or the FCC Licensee Entities will declare, issue, or otherwise approve the payment of dividends or distributions of any kind in respect of the Stock or redeem, purchase or otherwise acquire any of its stock.

               (j) The Company and MMP shall  maintain  the  existing  insurance
coverages   on  the  assets  of  the  Stations  or  other   policies   providing
substantially similar coverages.

               (k) The Company and MMP will not permit any increases in the compensation of any of the employees of the Company or MMP except as required by law or existing contract or agreement or enter into or amend any Company Plan, MMP Plan, Company Benefit Arrangement, or MMP Benefit Arrangement other than as contemplated by MMP's operating budgets and in accordance with the past practice.

               (l) Neither the Company nor MMP or the FCC Licensee Entities shall enter into or renew any contract or commitment relating to the Stations or the assets of the Company or MMP, or incur any obligation that will be binding on Purchaser after Closing, except in the ordinary course of business, and MMP shall not enter into, modify, amend, renew, or change any contract with respect to programming for the Station for any period after the Closing Date without the prior approval of Purchaser.

               (m) Neither the Company nor MMP or the FCC Licensee Entities shall enter into any transactions with any Affiliate of the Company or any Seller that will be binding upon Purchaser, or the Station following the Closing Date.

               (n) The Company and MMP shall use all commercially reasonable efforts to maintain the assets of the Stations or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted.

               (o) The Company and MMP shall, in connection with the operation of the Stations, make expenditures materially consistent with the estimates of expenses set forth in MMP's operating budgets of the Stations and, including, without limitation, expenditures in respect of promotional, programming and engineering activities for the Station (and any employee expenditures related to such activities) for any period covered by the current operating budgets of the Stations.

               (p) Neither the Company nor MMP shall make or allow MTR or the FCC Licensee Entities to make or change any material Tax election, amend any Tax Return, or take or omit to take any other action not in the ordinary course of business and consistent with past practice that would have the effect of increasing any Taxes of Purchaser or any of its Affiliates, or any Taxes of the Company or MMP for any Post-Closing Tax Period.

               (q) Except as provided by Section 2.2 hereof and the MMP II Distribution, the Company, MMP and the FCC Licensee Entities shall not make distributions other than in the ordinary course of business and consistent with past practice, and shall not make non-pro rata distributions.

               (r) MMP shall not enter into or renew any Tradeout Agreement that would be binding on Purchaser after the Closing Date, except in the ordinary course of business, as contemplated by MMP's operating budgets and in accordance with past practice.

               (s) Except as provided in Section 9.3(r) above, MMP shall not enter into or renew any Time Sales Agreement except in the ordinary course of business and which are for cash at prevailing rates for a term not exceeding twelve (12) months.

               (t) MMP shall not acquire or enter into or renew any Local Marketing Agreement or Time Brokerage Agreement or similar agreement, or Network Affiliation Agreement, without the prior approval of Purchaser other than as contemplated by this Agreement, the Management Agreement, the MTC Agreement, and the Investor Agreement.

               (u) Neither the Company nor MMP shall enter into or become subject to any employment, labor, union or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plans, or increase the compensation payable or to become payable to any employee, except in the ordinary course of business, other than any value appreciation rights agreement with current employees of MMP, all of which liabilities shall be paid by MMP at or prior to Closing.

               (v) Neither the Company nor MMP or the FCC Licensee Entities shall take any action which may jeopardize the validity or enforceability of or rights under the FCC Licenses.

               (w) Before Closing, MMP shall pay all one-time fees under Section
3.1 of the Time Brokerage Agreements ("LMAs") (aggregating $1,430,000.00) and MMP shall amend the LMAs with the LMA Stations to reflect the payment by MMP before the Closing of the fees set forth in Section 3.1 of the LMAs (aggregating $1,430,000.00) and the reduction of continuing fees as a result of such payments.

         9.4. H-S-R ACT. Each of Purchaser and Sellers shall, within ten Business Days following the date hereof, file duly completed and executed Pre-Merger Notification and Report Forms as required under the H-S-R Act and shall otherwise use their respective best efforts to comply promptly with any requests made by the Federal Trade Commission ("FTC") or the Department of Justice ("DOJ") pursuant to the H-S-R Act or the regulations promulgated thereunder. Sellers shall cause MMP, to the extent required by law, to join in or provide information in connection with such filing, including, but not limited to, any response to any request by the FTC or DOJ. All filing fees and other similar payments in connection with the H-S-R Act shall be split equally by Purchaser and the Sellers.

         9.5.  FCC APPLICATION.

               (a) Each of Purchaser, MMP and Sellers shall, within seven Business Days following the date hereof, file with the FCC the FCC Application; provided that the parties shall cooperate with each other in the preparation of the FCC Application and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Application and to secure such consents or approvals as expeditiously as practicable; and provided further that MMP shall cause the FCC Licensee Entities, to the extent deemed reasonably necessary by counsel to Purchaser to join in and provide information in connection with the FCC Application and comply with the immediately preceding provisions and 9.5(b) below. If the Closing shall not have occurred for any reason within the initial effective periods of the granting of FCC approval of the FCC Application, and no party shall have terminated this Agreement under Section 14, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods of such grants. No party shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which would be to cause the FCC not to grant approval of the FCC Application.

               (b) Sellers, the Company and MMP, as the case may be, shall publish (and cause the FCC Licensee Entities to publish) the notices required by the FCC Rules and Regulations relative to the filing of the FCC Application. Copies of all applications, documents and papers filed after the date hereof and prior to the Closing, or filed after the Closing with respect to the transaction under this Agreement, by Purchaser , Sellers, MMP, or the FCC Licensee Entities with the FCC shall be mailed to the other simultaneously with the filing of the same with the FCC. Each party shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be split equally by Purchaser and the Sellers. None of the information contained in any filing made by Purchaser or Sellers with the FCC with respect to the transaction contemplated by this Agreement shall contain any untrue statement of a material fact.

               (c) FCC APPLICATIONS TO TRANSFER  CERTAIN FCC LICENSES.  Sellers,
the Company and MMP shall cause the FCC Licensee Entities holding the FCC Licenses for Television Stations WKEF-TV in Dayton, Ohio, WEMT-TV in Greeneville, Tennessee within five (5) Business Days following the date hereof, to file with the FCC the MMP II FCC Applications and take all reasonable steps necessary to expedite the processing of the MMP II FCC Applications to secure the Consent of the FCC to the transfer of control of the FCC Licenses from MMP to MTC.

         9.6. BOOKS AND RECORDS. Following the Closing, Purchaser shall permit each Seller (a) to have reasonable access to the books and records of Purchaser and those retained or maintained by the Company relating to the operation of the Business prior to the Closing or after the Closing to the extent related to transactions or events occurring prior to the Closing, and (b) to have reasonable access to employees of the Company and Purchaser to obtain information relating to such matters. Purchaser shall maintain such books and records for a period of four (4) years following the Closing.

         9.7. EMPLOYEES AND EMPLOYEE BENEFITS. Purchaser is not planning or contemplating, and has not made or taken, any decisions or actions concerning the employees of the Stations after the Closing Date that would require the service of notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, (the so-called WARN Act) or any other similar law.

         9.8.  INTERRUPTION OF BROADCAST TRANSMISSION.

               (a) In the event of any loss, damage or impairment, confiscation or condemnation of any of the assets of the Stations prior to the completion of the Closing that interferes with the normal operation of the Stations, MMP shall notify Purchaser of same in writing immediately, specifying with particularity the loss, damage or impairment, confiscation or condemnation incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage. MMP shall apply the proceeds of any insurance policy, judgment or award with respect thereto and take such other commercially reasonable actions, as determined in its sole discretion, as are necessary to repair, replace or restore such assets of any Station so damaged to their prior condition as soon as possible after such loss, damages or impairment, confiscation or condemnation.

               (b) If before the Closing Date, due to damage or destruction of the assets of any Station (other than WMMP-TV in the Charleston, South Carolina market), the regular broadcast transmission of one (1) or more Television Stations or two (2) or more Radio Stations in the normal and usual manner is interrupted for a period of twelve (12) continuous hours or more, MMP shall give prompt written notice thereof to Purchaser. If on the Closing Date, due to damages or destruction of the assets of one (1) or more Television Stations (other than WMMP-TV in the Charleston, South Carolina market) or two (2) or more Radio Stations the regular broadcast transmission of one (1) or more Television Stations (other than WMMP-TV in the Charleston, South Carolina market) or two
(2) or more Radio Stations in the normal and usual manner is interrupted such that the regular broadcast signal of any such Station (including its effective radiated power) is diminished in any material respect, then (i) MMP shall immediately give written notice thereof to Purchaser; and (ii) Purchaser shall have the right, by giving prompt written notice to the other, to postpone the Closing Date for a period of up to sixty (60) days provided, however, that the Closing shall occur no later than ten (10) Business Days after regular broadcast transmission has been restored.

               (c) In the event any one (1) or more Television Stations (other than WMMP-TV in Charleston, South Carolina market) or two (2) or more Radio Stations normal and usual transmission has not been resumed by the Closing Date as postponed pursuant to section (b) above, Purchaser may, pursuant to Section 14.1(e), terminate this Agreement by written notice to the Sellers' Agent. Notwithstanding the foregoing, however, Purchaser may, at its option, proceed to close this Agreement and complete the restoration and replacement of any damaged assets of the Station in question after the Closing Date, MMP shall deliver or assign to Purchaser all insurance or other proceeds received in connection therewith to the extent such proceeds are received by or payable to the Company or MMP and have not therefore been used in or committed to the restoration or replacement of the assets.

               (d) If before the Closing Date, due to damage or destruction of the assets the regular broadcast transmission of any Station (other than WMMP-TV in the Charleston, South Carolina market) in the normal and usual manner is interrupted for a period of seven (7) continuous days or more, MMP shall give prompt written notice thereof (the "Interruption Notice") to Purchaser. Upon receipt of the Interruption Notice, Purchaser shall have the right, in its sole and absolute discretion, by giving prompt written notice thereof to Sellers and MMP within two (2) Business Days of the date of the Interruption Notice, to terminate this Agreement with the effect specified in Section 14.2(b) hereof.

               (e) Until the Closing Date, the Company and MMP will maintain and cause MMP to maintain the existing insurance coverages listed on Schedule 5.3l on the Stations and each Station's assets.

         9.9. INTERPRETATION OF CERTAIN PROVISIONS. Purchaser has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

         9.10.  COLLECTION OF ACCOUNTS RECEIVABLE.

               (a) At the Closing, Sellers' Agents shall designate Purchaser as its agent solely for the purposes of collecting the MMP Accounts Receivable. Purchaser will collect the MMP Accounts Receivable during the period beginning on the Closing Date and ending on the 180th day after the Closing Date (the "Collection Period") with the same care and diligence Purchaser uses with respect to its own accounts receivable and hold all such MMP Accounts Receivable in trust for Sellers until remitted by Purchaser to the Indemnification Escrow Agent or the Collections Account pursuant hereto. Purchaser shall not make any referral or compromise of any of the MMP Accounts Receivable to a collection agency or attorney for collection and shall not settle or adjust the amount of any of the MMP Accounts Receivable without the written approval of Sellers' Agent. If, during the Collection Period, Purchaser receives monies from an account debtor of Purchaser that is also an account debtor of MMP with respect to any MMP Accounts Receivable, Purchaser shall credit the sums received to the oldest account due, except where an account is disputed by the account debtor as properly due, and the account debtor has so notified Purchaser in writing, in which case, payments received shall be applied in accordance with the account debtor's instructions; provided that upon resolution of such dispute if any amounts in dispute are received by Purchaser, Purchaser shall remit such amounts to the Indemnification Escrow Agent in accordance with the Indemnification Escrow Agreement up to the amount of the Additional Indemnification Amount Deposit and, thereafter, to the Collections Account.

               (b) On the ninetieth (90th) day after the Closing Date and on or before the fifth Business Day after the end of each full fifteen (15) day period thereafter during the Collection Period, Purchaser shall deliver to Sellers' Agents a list of the amounts collected by Purchaser before the end of such period with respect to the Accounts Receivable. On or before the fifth Business Day after the end of the Collection Period, Purchaser shall deliver to Sellers' Agents a list of all of the Accounts Receivable that remain uncollected.

               (c) Sellers' Agents shall establish and maintain during the Collection Period (and for as long after the Collection Period as Sellers deem appropriate) a bank account (the "Collections Account") at a commercial bank in Norfolk, Virginia, as notified in writing by Sellers' Agents to Purchaser for the deposit of collections of the MMP Accounts Receivable in accordance with this Section 9.10. Sellers' Agents shall have sole disbursement authority over the Collections Account. On the ninetieth (90th) day after the Closing Date (or if such day is not a Business Day, on the next succeeding Business Day), Purchaser shall (i) deposit with the Indemnification Escrow Agent pursuant to the Indemnification Escrow Agreement all amounts collected with respect to any MMP Accounts Receivable, not to exceed the excess of $12,750,000 over the Initial Deposit (the "Additional Indemnification Amount Deposit"), and (ii) deposit in the Collections Account any other MMP Accounts Receivable collected by Purchaser as of such date. On and after the ninetieth (90th) day after the Closing Date until the expiration of the Collections Period, within five (5) Business Days of the end of each full fifteen (15) day period, Purchaser shall deposit all amounts collected with respect to the Accounts Receivable with the Indemnification Escrow Agent pursuant to the Indemnification Escrow Agreement until the total of all amounts deposited pursuant to the previous sentence and this sentence equals the Additional Indemnification Amount Deposit and, thereafter, in the Collections Account. Sellers' Agents shall be entitled to dispose of all amounts deposited in the Collections Account from time to time as it chooses, in its sole discretion, and Purchaser and the Indemnification Escrow Agent shall have no rights therein; provided, however, that Purchasers shall have no liability whatsoever to Sellers with respect to Sellers' Agents disposition of any amounts disbursed by Sellers' Agent from the Collections Account.

               (d) After the expiration of the Collection Period, Purchaser shall have no further obligation hereunder other than (1) so long as Sellers' Agents continue to maintain the Collections Account, to deposit in such account any payments with respect to any of the MMP Accounts Receivable that Purchaser subsequently receives, and (2) thereafter, to remit directly to Sellers' Agents any payments with respect to any of the MMP Accounts Receivable that Purchaser subsequently receives.

               (e) Any MMP Accounts Receivable remaining uncollected 180 days after the Closing Date shall be transferred to Sellers' Agents, together with all files concerning the collection or attempt to collect such MMP Accounts Receivable hereunder, and Purchaser shall thereafter have no further responsibility with respect thereto.

               (f) Purchaser shall have no right to setoff any amounts collected for MMP Accounts Receivable against any amounts owed to Purchaser by Sellers; provided that this Section 9.10 shall not be deemed to limit the right of Purchaser to make claims against the Indemnification Amount in accordance with, and subject to, the terms and conditions of this Agreement and the Indemnification Escrow Agreement.

         9.11. OTHER ACQUISITIONS. Without limiting any other provisions of this Agreement, prior to the Closing, without the prior written consent of Sellers' Agents, neither Purchaser nor any of its subsidiaries or any party acting directly or indirectly by or on behalf of any of them shall acquire or enter into any agreement to acquire a television station or radio station in any markets in which any Television Station or Radio Station currently broadcasts, if such acquisition would materially delay the granting of the FCC

Application; provided, however, that nothing in this Section 9.11 shall be construed to preclude Purchaser proceeding to closing with respect to any transaction pending as of the date hereof.

         9.12. PAYMENT OF CERTAIN LIABILITIES PRIOR TO CLOSING. Sellers, the Company, and MMP shall comply in all respects with their obligations under
Section 2.2(b) of this Agreement.

         9.13. [RESERVED]

         9.14. VALUE APPRECIATION RIGHTS AND INCENTIVE FEES. Before Closing, MMP shall make all payments, discharge all obligations and terminate any and all Value Appreciation Rights Agreements ("VARS"), and the Management Incentive Agreements ("Incentive Agreements"), including, but not limited to, the VARS and Incentive Agreements listed on Schedule 5.3j or Schedule 5.3m.

                                   SECTION 10

                                 INDEMNIFICATION
                                 ---------------

         10.1. INDEMNIFICATION OF PURCHASER BY SELLERS.

               (a) Subject to Section 10.3 hereof after the Closing Date, each Seller, jointly and severally, shall indemnify and hold Purchaser harmless from and against any and all Losses, however incurred, which arise out of or result from any breach by such Seller of any representation or warranty of such Seller as to itself, himself or herself, in Section 5.1 of this Agreement.

               (b) Subject to Section 10.3 hereof after the Closing Date, Sellers shall jointly and severally indemnify and hold Purchaser harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

                     (i) any breach of any representation or warranty of Sellers set forth in Sections 5.2, 5.3 or 5.4 of this Agreement other than any representation or warranty of any Seller set forth in Section 5.1 of this Agreement; provided, however, for purposes of this Section 10.1(b)(i), the representation set forth in Sections 5.2c and 5.3d will be deemed not to include the requirement of a MMP Material Adverse Effect;

                     (ii) the material failure by Sellers to perform any covenant of Sellers contained herein;

                     (iii) breaches by Seller, the Company, MMP, MTR or any of the FCC License Entities of any other agreements and certificates specifically contemplated hereby;

                     (iv) any and all Taxes of the Company, MTR, MMP and the FCC Licensee Entities (including any liability of the Company, MTR, MMP or the FCC Licensee Entities for Taxes of any other entity or person) for any Pre-Closing Tax Period except to the extent that such Taxes are specifically identified in the Closing Date Tax Liabilities as finally determined pursuant to Section 2.2(b)(ii) (excluding reserves for deferred Taxes);

                     (v) [Reserved]

                     (vi) any liabilities under the Shareholder Settlement Agreements; or

                     (vii) the Closing Date Liabilities, to the extent the Closing Date Liabilities exceed (A) the aggregate cash, cash equivalents and other cash items retained as provided by Section 2.2(b), and (B) payments made from the Indemnification Escrow as provided by Section 2.2(b)(iii);

               (c) For purposes of Section 10.1(b)(iv), Taxes of the Company and MTR for Pre-Closing Tax Periods shall be deemed to include Taxes payable by the Company, MTR, Purchaser, or Purchaser's Affiliates that are attributable to items of income, gain, loss, deduction, and credit of MMP and the FCC Licensee Entities accruing through the Closing Date, determined on the basis of a closing of the books of MMP and the FCC Licensee Entities as of that date, notwithstanding that such items may be reported in Taxable Periods ending after the Closing Date.

         10.2. INDEMNIFICATION OF SELLERS BY PURCHASER. Subject to Section 10.3 hereof after the Closing, Purchaser shall indemnify and hold Sellers harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

               (a) any breach by Purchaser of any representation or warranty of Purchaser set forth in Section 6 of this Agreement; or

               (b) the material failure by Purchaser to perform any covenant of Purchaser contained herein.

                  (c) any and all Taxes of the Company, MTR, MMP and the FCC Licensee Entities (including any liability of the Company, MTR, MMP or the FCC Licensee Entities for Taxes of any other persons) for any Post-Closing Tax Period except to the extent that (i) such Taxes should have been but were not specifically identified in the Closing Date Liabilities or are described in
Section 10.1(c), or (ii) such Taxes arise out of, result from or are attributable to a breach of any representation, warranty or covenant of Sellers set forth in this Agreement.

         10.3.  LIMITATIONS  AND  OTHER  PROVISIONS  REGARDING   INDEMNIFICATION
OBLIGATIONS.

         Sellers' obligation to indemnify Purchaser pursuant to Section 10.1 shall be subject to all of the following limitations:

                (a) Notwithstanding anything contained in this Agreement or applicable law to the contrary, Purchaser agrees that the payment of any claim (whether such claim is framed in tort, contract, or otherwise) made by Purchaser for indemnification hereunder subsequent to the Closing Date, for whatever reason, shall be limited to, and shall only be made from, the Indemnification Amount in accordance with the Indemnification Escrow Agreement and, except for claims against the Indemnification Amount, Purchaser waives and releases, and shall have no recourse against, Sellers as a result of the breach of any representation, warranty, covenant or agreement of Sellers contained herein, or otherwise arising out of or in connection with the transactions contemplated hereby or the operation of the Stations, and such indemnification shall be the sole and exclusive remedy for Purchaser with respect to any such claim for indemnification after the Closing Date; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Purchaser may have for Sellers' fraud. The Indemnification Escrow shall be disbursed in accordance with the Indemnification Escrow Agreement.

                (b) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Purchaser that, other than with respect to Sellers (but not including any partner, director, officer, employee, agent or Affiliate Sellers (including any shareholder, director, officer, employee, agent or Affiliate of the Sellers)) as expressly provided for in Section 10.1, no partner, director, officer, employee, agent or Affiliate of Sellers (including any shareholder, director, officer, employee, agent or Affiliate of Sellers) shall have (i) any personal liability to Purchaser as a result of the breach of any representation, warranty, covenant or agreement of Sellers contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations of the Stations, or (ii) any personal obligation to indemnify Purchaser for any of Purchaser's claims pursuant to Section 10.1 and Purchaser waives and releases and shall have no recourse against any of such parties described in this

Section 10.3(c) as a result of the breach of any representation, warranty, covenant or agreement of Sellers contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations of the Stations; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Purchaser may have for Sellers' fraud.

                (c) Notwithstanding any other provision of this Agreement to the contrary, Sellers shall not be liable to Purchaser in respect of any indemnification hereunder until the aggregate amount of Losses of Purchaser under this Agreement, the Management Agreement, the MTC Agreement and the Investors Agreement exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Basket Amount"), and then only to the extent of the excess of Losses over the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00); provided, however, that this paragraph shall not apply to (i) payments pursuant to Section 2.2(b)(iii), (ii) indemnification pursuant to Section 10.1(b)(iv), 10.1(b)(vi) and 10.1(b)(vii) (to the extent indemnification pursuant to Section 10.1(b)(vii) relates to an item either disclosed on a Schedule and/or set forth on the Estimate Certificate or the Accountant's Certificate), or (iii) indemnification pursuant to Sections 10.1(b)(i) for breaches of the representations and warranties set forth in Sections 5.2m, 5.3r, and 5.41.

                (d) In determining the amount of any Tax or other Loss for which indemnification is provided under this Agreement, such Loss shall be (i) net of any insurance recovery made by the indemnified party, (ii) reduced to take into account any net Tax benefit realized by the indemnified party arising from the deductibility of such Tax or Loss, and (iii) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnification payments hereunder. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any net Tax benefit or increased to reflect any net Tax cost only after the indemnified party has actually realized such benefit or cost. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is (x) reduced below the amount of Taxes that such indemnified party would have been required to pay but for the deductibility of such Tax or Losses, and (y) increased above the amount of Taxes that such indemnified party would have been required to pay but for the receipt of such indemnification payments. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes. Any indemnity payments under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price.

                (e) No claim for indemnification for Losses shall be made after expiration of the applicable period set forth in Section 7.1 hereof.

                (f)   Anything   to  the   contrary   in   this   Section   10.3
notwithstanding, the terms, conditions and limitations set forth in this Section
10.3 do not apply to or limit Purchaser's rights under Section 14.2.

         10.4. NOTICE OF CLAIM; DEFENSE OF ACTION.

                (a) An indemnified party shall promptly give the Sellers' Agent notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, stating the nature and, if known, the amount of the Losses, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right to indemnification is claimed or arises; provided that the failure of any party to give notice promptly as required in this Section 10.4 shall not relieve any indemnifying party of its indemnification obligations except to the extent that such failure materially prejudices the rights of such indemnifying party. The indemnified party shall give continuing notice promptly thereafter of all developments coming to Sellers' Agent's attention materially affecting any matter relating to any indemnification claims.

                (b) Except as otherwise provided in Section 10.5, the obligations and liabilities of an indemnifying party under this Section 10 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 10, shall be governed by and contingent upon the following additional terms and conditions:

                     (i) With respect to third party claims, promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to Section 10.1 or 10.2 hereof, such indemnified party shall give prompt notice thereof to Sellers' Agent and the indemnifying part(ies) shall be entitled to participate therein or, to the extent that it desires, assume the defense thereof with its own counsel.

                     (ii) If the indemnifying part(ies) elects to assume the defense of any such action or claim, the indemnifying part(ies) shall not be liable to the indemnified party for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the defense thereof.

                     (iii) The indemnifying part(ies) shall be authorized, without consent of the indemnified party being required, to settle or compromise any such action or claim, provided that such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

                     (iv) Whether or not an indemnifying part(ies) elects to assume the defense of any action or claim, the indemnifying part(ies) shall not be liable for any compromise or settlement of any such action or claim effected without its consent, such consent not to be unreasonably withheld.

                     (v) The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement, including, without limitation, making available all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the other party.

         10.5 TAX CONTESTS.

              (a) If any party receives written notice from any Taxing Authority of any Tax Proceeding with respect to any Tax for which the other party is obligated to provide indemnification under this Agreement, such party shall give prompt written notice thereof to the other party; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the indemnifying party.

              (b) Sellers, acting through Sellers' Agents, shall have the right, at their own expense, to control and make all decisions with respect to any Tax Proceeding relating solely to Taxes of the Company and MTR for Taxable Periods ending on or before the Closing Date; provided, that Purchaser and counsel of its own choosing shall have the right, at Purchaser's own expense, to participate fully in all aspects of the prosecution or defense of such Tax
Proceeding; and provided further that Sellers shall not settle any such Tax Proceeding without the prior written consent of Purchaser if such settlements could increase the past, present or future Tax liability of Purchaser or any of its Affiliates, or any Tax liability of the Company or MTR for any Post-Closing Tax Period by an amount greater than $25,000.

              (c) Sellers, acting through Sellers' Agents, shall have the right, at their own expense, to jointly control and participate with Purchaser in all Tax Proceedings relating to Taxes of the Company or MTR for a Straddle Period. If Sellers exercise such right, neither party shall settle any such Tax Proceeding without the prior written consent of the other.

              (d) If Sellers, acting through Sellers' Agents, do not exercise their right to assume control of or participate in any Tax Proceeding as provided under this Section

10.5, Purchaser may, without waiving any rights to indemnification hereunder, defend or settle the same in such manner as it may deem appropriate in its sole and absolute discretion.

              (e) Purchaser shall control all Tax Proceedings relating to Taxes or Tax Returns of MMP and the FCC Licensee Entities. In the case of Tax Proceedings relating solely to Taxable Periods of MMP ending on or before the Closing Date and Straddle Periods of MMP, Purchaser shall keep Sellers fully informed as to the status of any such Tax Proceeding and shall not settle such a Tax Proceeding without the prior written consent of Sellers, which consent shall not be unreasonably withheld; provided that Sellers' Agents' consent to a settlement shall only be required if such settlements could increase Sellers' Taxes or Taxes for which Sellers' Agents have indemnification responsibility hereunder by an amount greater than $25,000.

              (f) In the event that the provisions of this Section 10.5 and the provisions of Section 10.4(b) conflict or otherwise each apply by the terms, this Section 10.5 shall exclusively govern all matters concerning Taxes.

                                   SECTION 11

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE
           -----------------------------------------------------------

         11.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

              (a) Sellers shall have complied in all material respects with their agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Sellers contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Purchaser shall have received a certificate of one of Sellers' Agents, dated as of the Closing Date and signed by Sellers Agent, certifying as to the fulfillment of the condition set forth in this Section 11.1(a) ("Sellers' Bring-Down Certificate").

              (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby and no action or proceeding shall be pending wherein an unfavorable ruling would affect any right to own the Stock or the assets of the Station.

              (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

              (d) All consents identified on Schedules 5.2h, 5.3e and 5.3m as required consents shall have been received.

              (e) The Final Order approving the applications for transfer of control of the FCC Licenses (other than the MMP II Licenses) shall have been obtained. All the material conditions contained in the Final Order required to be satisfied on or prior to the Closing Date shall have been duly satisfied and performed. Notwithstanding the foregoing, other than conditions relating the broadcast industry generally, if the consent of the FCC is conditional or qualified in any manner that has a material adverse effect on Purchaser or requires Purchaser or any of its subsidiaries to divest any television or radio station owned, operated or programmed by Purchaser or any of its subsidiaries. Purchaser may, nevertheless, in its sole discretion, require the consummation of the transactions contemplated by this Agreement, but shall not be required to do so.

              (f) Sellers shall have delivered to Purchaser at the Closing each document required by Section 12.1 hereof.

              (g) Since the date of this Agreement through the Closing Date, there shall not have been either a Material Adverse Effect with respect to the Company or a MMP Material Adverse Effect with respect to the business, operations, properties, assets, or condition of MMP, and no event shall have occurred or circumstance exist that reasonably could be expected to result in either a Material Adverse Effect or an MMP Material Adverse Effect.

              (h) The transfer of the FCC Licenses for Television Stations WKEF-TV in Dayton, Ohio and WEMT-TV in Greeneville, Tennessee to MMP II and the distribution of MMP II to MTC shall have occurred pursuant to the Assignment and Assumption Agreement and the Distribution Agreement substantially in the form attached hereto as Exhibit C, and MMP and MMP II shall have entered into one or more Time Brokerage Agreements generally in the form attached (subject to such revisions, additions and deletions as determined by counsel to MMP II and Purchaser prior to the Closing) hereto as Exhibit D.

              (i) The closings under the Investors Agreement, the MTC Agreement and the Management Agreement shall have occurred or will occur simultaneously with the Closing.

              (j) Sellers, the Company or MMP, as the case may be, shall have complied with their obligations under Section 9.12.

         11.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS. The obligation of Sellers to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

              (a) Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Seller shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the condition set forth in this Section 11.2(a) ("Purchaser's Bring-Down Certificate").

              (b) No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Sellers from consummating the transactions contemplated hereby.

              (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

              (d) The issuance by the FCC of a Final Order approving the applications for transfer of control of the FCC Licenses contemplated by this Agreement shall have occurred, and there shall have been duly satisfied and performed on or prior to the Closing Date all the material conditions contained in the Final Order required to be so satisfied; provided, however, Purchaser, in its sole discretion, may waive the necessity of a "Final Grant" by the FCC and close following an "Initial Grant".

              (e) Purchaser shall have delivered to Sellers at the Closing the Purchase Price and each document required by Section 12.2 hereof.

              (f) The closings under the Investors Agreement, the MTC Agreement and the Management Agreement shall have occurred or occur simultaneously with the Closing.

                                   SECTION 12

                            DELIVERIES AT THE CLOSING
                            -------------------------

         12.1. DELIVERIES BY SELLERS. At the Closing, Sellers will deliver or cause to be delivered at the Closing to Purchaser:

              (a) Sellers' Bring-Down Certificate;

              (b) a legal opinion of Clark & Stant, P.C., counsel to Sellers', the Company and MMP substantially in the form attached as Exhibit E hereto;

              (c) a legal opinion of counsel to the FCC Licensee Entities in the form attached hereto as Exhibit F;

              (d) stock certificates evidencing the Stock, together with stock powers, dated as of the Closing Date and executed by the respective Sellers, transferring the Stock to Purchaser;

              (e) the original corporate minute books, stock registry and seal of each of the Company;

              (f) a certificate as to the existence of the Company issued by the Secretary of the State Corporation Commission of the Commonwealth of Virginia dated not more than five (5) Business Days before the Closing Date;

              (g) a  certificate  as to the  existence  and good standing of MMP issued by the Secretary of the State Corporation Commission of the Commonwealth of Virginia not more than five (5) Business Days before the Closing Date and certificates issued by the appropriate governmental authorities in each jurisdiction in which MMP is qualified to do business and a certificate as to the existence for each of the FCC Licensee Entities of the Secretary of the State Corporation Commission of the Commonwealth of Virginia dated not more than five (5) Business Days before the Closing Date;

              (h) receipt for Purchase Price;

              (i) resignations of each of the officers and directors of the Company effective as of the Closing Date;

              (j) the certificate(s) required by Section 8.6;

              (k) a copy of any instrument evidencing any consents received;

              (l) the Indemnification Escrow Agreement duly executed by Sellers and Sellers' Agent;

              (m) a copy of any instrument evidencing any consent received, including, but not limited to, estoppel certificates from MMP's landlords with respect to the Real Property;

              (n) RESERVED;

              (o) the Estimate Certificate;

              (p) the employee releases with respect to the VARS and Incentive Agreements duly executed by each employee to such Agreements;

              (q) the amendments to the LMAs in a form reasonably satisfactory to Purchaser duly executed by the necessary parties thereto as contemplated by
Section 9.3(w); and

              (r) evidence reasonably satisfactory to Purchaser that the Limited Partnership Agreements of the FCC Licensee Entities have been amended, and that sufficient actions have been taken by or with respect to MMP, to require allocation of items of income, gain, loss, deduction and credit with respect to transferred interests in the FCC Licensee Entities and MMP based on the interim closing of the books method authorized by Code Section 706 and the regulations promulgated thereunder;

              (s) release and indemnity agreements property executed by MTC and the shareholders of MTC in a form reasonably satisfactory to Purchaser releasing MMP from all liabilities for Taxes of such persons under certain Assignment and Assumption Agreements dated as of January 1, 1996, and indemnifying and holding harmless MMP from and against all such liabilities; and

              (t) such other documents as Purchaser shall reasonably request.

         12.2. DELIVERIES BY PURCHASER. Purchaser will deliver or cause to be delivered at the Closing to Sellers, the Disbursing Agent or the Indemnification Escrow Agent, as the case may be:

              (a) Purchaser's Bring-Down Certificate;

              (b) a legal opinion of Thomas & Libowitz, P.A., counsel to Purchaser, substantially in the form attached as Exhibit G hereto;

              (c) the Purchase Price as required pursuant to Section 3.1 hereof;

              (d)  the   Indemnification   Escrow  Agreement  duly  executed  by
Purchaser;

              (e) a certificate as to the existence and good standing of the Purchaser issued by the Maryland Department of Assessments and Taxation of the State of Maryland dated as of the Closing Date;

              (f) one or more fully executed Time Brokerage Agreements as negotiated pursuant to Section 11.1(h) hereof; and

              (g) such other documents as the Company shall reasonably request.


                                   SECTION 13

                                    EXPENSES
                                    --------

         Except as provided in Sections 9.4 and 9.5, each party will pay its own fees, expenses, and disbursements and those of its counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any documents) and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby.

                                   SECTION 14

                                   TERMINATION
                                   -----------

         14.1 TERMINATION. This Agreement may be terminated:

              (a) At any time by mutual written consent of Purchaser and Sellers;

              (b) By either Purchaser or Sellers, if the terminating party is not in default or breach in any material respect of its obligations under this Agreement, if the Closing hereunder has not taken place on or before October 31, 1998, except where the Closing has been postponed pursuant to the provisions of
Section 9.8, in which case the applicable date shall be upon the expiration of the period referred to in Section 9.8(b) (the "Termination Date");

              (c) by Sellers, if Sellers are not in default or breach in any respect of their obligations under this Agreement, if all of the conditions in
Section 11.2 have not been satisfied or waived by the date scheduled for the Closing (as such date may be postponed pursuant to Section 9.8);

              (d) by Purchaser, if Purchaser is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions set forth in Section 11.1 have not been satisfied or waived by the date scheduled for the Closing (as such date may be postponed pursuant to Section 9.8);

              (e) by Purchaser, pursuant to Section 9.8.

         14.2 PROCEDURE AND EFFECT OF TERMINATION.

              (a) In the event of termination of this Agreement by either or both Purchaser and/or Sellers pursuant to Sections 9.8 or 14.1 hereof, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any other rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which such filing is made.

              (b) If this Agreement is terminated pursuant to Section 14.1(d), the payment made by Purchaser pursuant to Section 3.1(1) shall be returned to Purchaser and Purchaser shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or actual monetary damages, but excluding consequential and incidental damages. In recognition of the unique character of the property to be sold hereunder, and the damages which Purchaser will suffer in the event of a termination pursuant to the foregoing Sections of this Agreement, Sellers hereby waive any defense that Purchaser has an adequate remedy at law for the breach of this Agreement by Sellers.

              (c) If this Agreement is terminated pursuant to Section 14.1(c) and Purchaser shall be in breach in any material respect of its representations, warranties, covenants, agreements, or obligations set forth in this Agreement, then and in that event, Sellers shall have the right to retain the amount delivered by Purchaser pursuant to Section 3.1(1) as liquidated damages, and as the sole and exclusive remedy of Sellers as a consequence of Purchaser's default (which aggregate amount the parties agree is a reasonable estimate of the damages that will be suffered by Sellers as a result of the default by Purchaser and does not constitute a penalty), the parties hereby acknowledging the inconvenience and nonfeasability of otherwise obtaining inadequate remedy.

              (d) If this Agreement is terminated pursuant to Sections 14.1(a), 14.1(b) and 14.1(e), the payment made by Purchaser pursuant to Section 3.1(1) shall be returned to Purchaser.

              (e) A notice of  termination  made under any  provision of Section
14.1 of this Agreement shall be deemed to be a notice of termination under the termination provisions of the Investor Agreement, the Management Agreement and the MTC Agreement.

              (f) In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party, to the extent it is the prevailing party, shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, whether incurred in arbitration, at trial, or on appeal.

                                   SECTION 15

                                     NOTICES
                                     -------

         All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed), or (b) sent by Federal Express or other reputable overnight delivery service (for next Business Day delivery), shipping prepaid, as follows:

           To Purchaser:                       SINCLAIR COMMUNICATIONS, INC.
           ------------                        2000 W. 41st Street
                                               Baltimore, Maryland  21211
                                               Attention:  David D. Smith
                                               Telecopy:   (410) 467-5043
                                               Telephone:  (410) 662-1008
           with copies                         Sinclair Communications, Inc.
           (which shall not constitute         2000 W. 41st Street
           notice) to:                         Baltimore, Maryland  21211
                                               Attention:  General Counsel
                                               Telecopy:   (410) 662-4707
                                               Telephone: (410) 662-1422

                                               and

                                               Thomas & Libowitz, P.A.
                                               Suite 1100
                                               100 Light Street
                                               Baltimore, Maryland  21202
                                               Attention:  Steven A. Thomas
                                               Telecopy:   (410) 752-2046
                                               Telephone:  (410) 752-2468

           To Sellers' Agents:                 Anthony R. Ignaczak
           ------------------                  Quad-C, Inc.
                                               230 East High Street
                                               Charlottesville, Virginia  22902
                                               Telecopy:   (804) 979-1145
                                               Telephone:  (804) 979-9227

                                               Allen B. Rider, III
                                               Colonnade Capital, L.L.C.
                                               13th Floor
                                               901 East Byrd
                                               Richmond, Virginia  23219
                                               Telecopy:   (804) 782-6606
                                               Telephone:  (804) 782-3512

                                               Stephen W. Burke
                                               Clark & Stant, P.C.
                                               Suite 900
                                               One Columbus Center
                                               Virginia Beach, Virginia  23462
                                               Telecopy:   (757) 473-0395
                                               Telephone:  (757) 499-8800
or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

                                   SECTION 16

                                 SELLERS' AGENTS
                                 ---------------

         16.1. SELLERS' AGENTS. Each of the Sellers hereby irrevocably appoints Allen B. Rider, III, Anthony R. Ignaczak, and Stephen W. Burke (herein called the "Sellers' Agents") as his, her or its agent and attorney-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement, including, without limiting, the generality of the foregoing, the payment of expenses relating to the transactions contemplated by the Agreement, and the right to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agents on his or its behalf. Any action to be taken by the Sellers' Agents shall be unanimous. In the event of the death, incapacity or liquidation of any of Sellers' Agents, such person or entity shall not be replaced, and the remaining Sellers' Agents shall continue in that capacity. The Sellers agree jointly and severally to indemnify the Sellers' Agents from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including, but not limited to attorneys' fees, arising out of or due to any action by them as the Sellers' Agents and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agents. Purchaser shall be entitled to rely exclusively upon any communications given by the Sellers' Agents on behalf of any Seller, and shall not be liable for any action taken or not taken in reliance upon the Sellers' Agents. Purchaser shall be entitled to disregard any notices or communications given or made by Sellers unless given or made through the Sellers' Agents.

                                   SECTION 17

                                  MISCELLANEOUS
                                  -------------

         17.1. HEADINGS. The headings contained in this Agreement (including, but not limited to, the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

         17.2. SCHEDULES AND EXHIBITS. All Annexes, Schedules and Exhibits attached to this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

         17.3. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         17.4. ENTIRE AGREEMENT. This Agreement, the Investors Agreement, the Management Agreement, the MTC Agreement and the FCC Licensee Transfer Agreement, the Annexes, Schedules and Exhibits and the documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, the Investors Agreement, the Management Agreement, the MTC Agreement, the FCC Licensee Transfer Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

         17.5. GOVERNING LAW. This Agreement is to be delivered in and should be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to conflict of laws principles.

         17.6. MODIFICATION. This Agreement cannot be modified or amended except in writing signed by each of the Purchaser and Sellers' Agent.

         17.7. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise, without the prior written consent of each of the other parties hereto; provided, however, that Purchaser may assign its rights and obligations hereunder to one or more subsidiaries so long as Purchaser is not relieved of its obligations hereunder; and provided further that any change of control in respect of Purchaser's parent, SBGI, shall not require the consent of Sellers. In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the respective successors and assigns of the parties hereto, whether so expressed or not.

         17.8. WAIVER. Any waiver of any provision hereof (or in any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

         17.9. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

         17.10. ANNOUNCEMENTS. From the date of this Agreement, all further public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto, except that nothing herein shall prevent any Seller or any Affiliate thereof or Purchaser from making any disclosure in connection with the transactions contemplated by this Agreement if required by applicable law or otherwise as a result of its, or its Affiliate's, being a public company, provided that prior notice of such disclosure is given to the other party hereto.

         17.11. SPECIFIC PERFORMANCE. Sellers acknowledge that Purchaser will have no adequate remedy at law if Sellers fail to perform their obligation to consummate the sale of Stock contemplated under this Agreement. In such event, Purchaser shall have the right, in addition to any other rights or remedies it may have, to specific performance of this Agreement.

         17.12 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party shall pay their own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the exhibits, Schedules, and other documentation, including all fees and expenses of counsel, accountants, and each party shall be responsible for all fees and commissions payable to any finder, broker, adviser, or other similar Person retained by or on behalf of such party; provided, however, that all transfer taxes, recordation taxes, sales taxes, and document stamps in connection with the transactions contemplated by this Agreement shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Sellers and all other filing fees (including all FCC and H-S-R Act filing fees), and other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Sellers. Purchaser hereby waives compliance with the provisions of any applicable bulk transfer law.

         17.13 THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         17.14 INTERPRETATION. The Purchaser and Sellers acknowledge and agree that the preparation and drafting of this Agreement and the Exhibits hereto are the result of the efforts of all parties to this Agreement and every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and shall not be construed against any particular party as the drafter of such covenant, term, and/or provision. The Purchaser and Sellers agree that this Agreement is to be construed in a manner consistent with the terms of the Investors Agreement, the Management Agreement and the MTC Agreement.


                           [SIGNATURE PAGES TO FOLLOW
                    --REST OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                             SINCLAIR COMMUNICATIONS, INC.,
                             a Maryland corporation


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------


                             AARDVARKS UNLIMITED, INC.,
                             a Virginia corporation


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------

                             COMMONWEALTH INVESTORS, L.P., a
                             Virginia limited partnership
                             By: its general partner
                                     Riverfront Partners


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------


                             QUAD-C PARTNERS L.P., a
                             Delaware limited partnership
                             By: its general partner
                                     Quad-C X, L.C.


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------

                             QUAD-C OFFSHORE INVESTORS L.P., a
                             Delaware limited partnership
                             By: its general partner
                                 Quad-C X, L.C.


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------


                             QUAD-C PARTNERS II, L.P., a
                             Virginia limited partnership
                             By: its general partner
                                 Quad-C XI, L.C.


                             By
                               -------------------------------------------------
                                    its
                                        ----------------------------------------

                                     ANNEX 1

                                   DEFINITIONS
                                   -----------

         As used in the attached Stock Purchase Agreement, the following terms shall have the corresponding meaning set forth below:

         "Affiliate" of, or a Person "Affiliated" with, a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         "Agreement" has the meaning set forth in the preamble.

         "Allocable Portion" shall mean 0% in the case of each of Investors and the Company, 96.470% in the case of MTC and 3.530% in the case of Management.

         "Basket Amount" has the meaning set forth in Section 10.3(c).

         "Benefit Arrangement" shall mean any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

         "Benefit Plan" shall have the meaning given in Section 3(3) of ERISA.

         "Broadcast  Time  Sales   Agreement"   shall  mean  all  contracts  and
agreements pursuant to which MMP has sold commercial air time on the Stations for cash.

         "Business" means the business of owning and operating the Stations.

         "Business Day" means any day on which banks in New York City are open for business.

         "Cash Price" shall mean the excess of $252 million over the Funded Debt immediately prior to the Closing.

         "CERCLA" has the meaning set forth in Section 5.3q of the Agreement.

         "Closing" has the meaning set forth in Section 4 of the Agreement.

         "Closing Date Liabilities" has the meaning set forth in Section 2.2(b) of the Agreement.

         "Closing  Date Tax  Liabilities"  shall have the  meaning  set forth in
Section 2.2(b)(iv) of this Agreement.

         "Closing Date" has the meaning set forth in Section 4 of the Agreement.

         "Closing Date Estimated Accounts Receivable" has the meaning of an amount equal to the Sellers' good faith estimate of Accounts Receivable of MMP as of the Closing Date, which have been outstanding for no more than 120 days, as set forth in the Certificate of Sellers' Agent delivered to Purchaser five
(5) days before the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Company" has the meaning set forth in the recitals to the Agreement.

         "Company Benefit Arrangement" shall mean any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company.

         "Company Interests" shall have the meaning set forth in Section 5.2q.

         "Company Plan" shall mean, as of the Closing Date, any Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company. Company Plan shall include any Qualified Plan terminated within the preceding six years.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to lawfully and validly transfer the Stock and the Station assets to Purchaser to maintain the validity and effectiveness (any default or violation of the terms thereof) of any Material Contract and any licenses (including, without limitation, the FCC Licenses) to be transferred to Purchaser, or otherwise to consummate the transactions contemplated by this Agreement.

         "Deposit Escrow Agreement" has the meaning set forth in Section 3.1 of the Agreement.

         "Disbursing Agent" means Allen B. Rider, III, Anthony R. Ignaczak, and Stephen W. Burke.

         "Disbursement Agreement" means that certain Disbursement Agreement dated not later thirty (30) days prior to the Closing, among the Disbursing Agent and the Sellers.

         "Environment" means any surface or subsurface physical medium or natural resource, including air, land, soil (surface or subsurface), surface waters, ground waters, wetlands, stream and river sediments, rock and biota.

         "Environmental Laws" means any federal, state, or local law, legislation, rule, regulation, ordinance or code of the United States or any subdivision thereof relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

         "Environmental Liability" means any loss, liability, damage, cost or expense arising under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any Person that together with the Company or MMP, as applicable, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or MMP, as applicable, is or has been a general partner.

         "Estimate Certificate" shall have the meaning set forth in Section 2.2(b)(i).

         "Excluded Assets" shall have the meaning set forth in Section 2.2.

         "FCC" has the meaning set forth in the recitals to the Agreement.

         "FCC Applications" means the applications requesting the approval and consent of the FCC to (i) the transfer of the FCC Licenses pursuant to the MMP II Transfers, and (ii) the transfer of control of the FCC Licenses to Purchaser or its assignee for those Television Stations and Radio Stations not included in the MMP II Transfers.

         "FCC Licenses" means those licenses, permits and authorizations issued by the FCC to the FCC Licensee Entities in connection with the business and operations of the Stations (together with any renewals, extensions, modifications or additions thereto between the date of this Agreement and the Closing Date.

         "FCC Licensee Entities" shall have the meaning set forth in the Recitals.

         "FCC Rules and Regulations" has the meaning set forth in Section 5.3h of the Agreement.

         "Final Order" means action by the FCC as to which no further steps (including those of appeal or certiorari) can be taken in any action or proceeding to review, modify or set the determination aside, whether under
Section 402 or 405 of the Communications Act, or otherwise.

         "Financial Statements" means the unaudited balance sheet of the Company at December 31, 1996, and the statement of operations for the year then ended.

         "GAAP" means generally accepted accounting principles.

         "Funded Debt" means indebtedness of MMP for borrowed money, including any and all fees, costs or other payments associated with its payoff or retirement, other than (i) any indebtedness due after the Closing Date with respect to program contract liabilities, and (ii) Closing Date Liabilities.

         "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances, "hazardous materials," "hazardous constituents," "toxic substances," "pollutants, "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Laws.

         "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Deposit" means $12,750,000 less an amount equal to the lesser of $6,375,000 or ninety percent (90%) of the Closing Date Estimated Accounts Receivable.

         "Initial Grant" means the date of the publication of the FCC "Public Notice" announcing the grant of the "Assignment Applications" for the FCC License to be transferred hereunder which contain no conditions materially adverse to Purchaser. The term "Public Notice" and "Assignment Applications" have the same meaning herein as are generally given the same under existing FCC rules, regulation and procedures.

         "Intellectual Property" means the patents, patent applications, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor and trade names that are (i) owned by the Company and (ii) material to the continued operation of the Business.

         "IRS" means the Internal Revenue Service.

         "Incentive Agreements" has the meaning set forth in Section 9.14.

         "Indemnification Amount" means $12,750,000.00 deposited or collected pursuant to the Indemnification Escrow Agreement.

         "Indemnification Escrow Agreement" has the meaning set forth in Section
3.1 of the Agreement.

         "Indemnification Escrow" has the meaning set forth in Section 3.1 of the Agreement.

         "Investors Agreement" has the meaning set forth in the Recitals.

         "Investors" has the meaning set forth in the Recitals.

         "Knowledge or knowledge" shall mean with respect to the Company, MMP, MTR and the FCC Licensee Entities the actual knowledge (without any requirement of inquiry except as otherwise provided in the Agreement) of A. E. Loving, Jr., John A. Trinder, Charles A. McFadden, Larry Saunders, Dick Lamb, David J. Wilhelm and Jacquelyn D. Smullen, the general managers of the Stations, the managers and officers of MMP, and the officers and directors of the Company.

         "LMA Stations" shall have the meaning set forth in the Recitals.

         "Losses" means any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) but exclusive of incidental or consequential damages.

         "MMP Accounts Receivable" has the meaning given in Section 5.3s.

         "MMP's Benefit Arrangements" means any Benefit arrangement sponsored or maintained by MMP or by the FCC Licensee Entities or with respect to which MMP or the FCC Licensee Entities has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former director, employees, or agent of MMP or the FCC Licensee Entities.

         "MMP's Benefit Plan" means, as of the Closing Date, any Benefit Plan for which MMP or the FCC Licensee Entities is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Benefit Plan maintained by MMP or the FCC Licensee Entities or which MMP or the FCC Licensee Entities is obligated to make payments, in each case with respect to any present or former employees of MMP or the FCC Licensee Entities. MMP's Benefit Plan shall include any Qualified Plan terminated within the preceding six (6) years.

         "MMP II FCC Applications" means the application requesting the approval and consent of the FCC to the transfer of control of Television Stations WKEF-TV and WEMT-TV from MMP to MTC.

         "MMP Financial Statements" means the audited consolidated balance sheet of MMP at December 31, 1996, the audited consolidated statements of operations cash flows for the year then ended, all notes thereto and the independent auditor's audit report thereon, together with the unaudited balance sheet of MMP at September 30, 1997 and the unaudited statement of operations for the nine (9) months then ended.

         "MMP Material Adverse Effect" shall mean a material adverse effect on the business, or financial condition of any Television Station with the exception of WMMP-TV in the Charleston, South Carolina market or the Radio Stations taken as a whole.

         "MMP Real Property" means all real property owned or leased by MMP.

         "MTC" shall have the meaning set forth in the Recitals.

         "MTC Agreement" shall have the meaning set forth in the Recitals.

         "MTR" has the meaning set forth in the Recitals.

         "Management Agreement" shall have the meaning set forth in the Recitals.

         "Material Adverse Effect" shall mean a material adverse effect on the business, or financial condition of the Company taken as a whole.

         "Material Contract" means all agreements to which the Company or MMP is a party or by or to which it or its assets or properties are bound, except: (i) agreements for the cash sale of advertising time with a term of less than six months, (ii) agreements cancelable on no more than 90 days' notice without material penalty, or (iii) agreements which are otherwise immaterial to the Business and the Station.

         "Permitted Encumbrances" shall mean liens for taxes not yet due and payable; landlord's liens; liens for property taxes not delinquent; statutory liens that were created in the ordinary course of business; restrictions or rights required to be granted to governmental authorities or otherwise imposed by governmental authorities under applicable law; zoning, building or similar restrictions relating to or effecting property, including leasehold interests; all liens of record as of the date of this Agreement, but only if such liens do not materially effect the ownership or use of the MMP Real Property or leasehold interests and real property owned by others and operating leases for personal property and leased interests in property leased to others; liens and encumbrances on the MMP Real Property, currently of record as of the date hereof, and other liens or encumbrances on the MMP Real Property, in any case that individually or in the aggregate do not materially effect the current use and enjoyment thereof in the operation of any Station.

         "Person" means a natural person, a governmental entity, agency or representative (at any level of government), a corporation, partnership, joint venture or other entity or association, as the context requires.

         "Pre-Closing Tax Period" means any Taxable Period or portion thereof that ends on or before the Closing Date.

         "Post-Closing Tax Period" means any Taxable Period or portion thereof beginning after the Closing Date.

         "Pro Rata Share" shall mean 26.9433% in the case of Investors, 1.6167% in the case of Management, 26.6519% in the case of the Company, and 44.7881% in the case of MTR.

         "Purchase Price" shall mean the sum of (a) the Pro Rata Share of the excess of the Cash Price over 40% of the Step Up, plus (b) the Allocable Portion of 40% of the Step Up.

         "Purchaser" has the meaning set forth in the preamble to the Agreement.

         "Purchaser's  Bring-Down  Certificate"  has the  meaning  set  forth in
Section 11.2(a) of the Agreement.

         "Purchaser's Knowledge" means the actual knowledge of the officers of Purchaser.

         "Qualified Plan" shall mean any Company Plan or MMP Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

         "RLLP" shall have the meaning set forth in the Recitals.

         "Radio Stations" shall have the meaning set forth in the Recitals.

         "Real Property" means any real property owned or leased by the Company.

         "Related Agreement" means any document delivered at the Closing and any contract which is to be entered into at the Closing or otherwise pursuant to this Agreement, including the Escrow Agreement.

         "Sellers" has the meaning set forth in the preamble to the Agreement.

         "Sellers' Bring-Down Certificate" has the meaning set forth in Section 11.1(a) of this Agreement.

         "Shareholder Settlement Agreements" shall have the meaning set forth in
Section 2.2(b).

         "Stations" has the meaning set forth in the recitals to the Agreement.

         "Step Up" shall mean the amount of Code Section 754 basis step-up, calculated as the present value (determined using an 8.0% discount rate over a 15-year period assuming straight line amortization) of 45.812% of the Cash Price minus (or plus in the case of a negative) the aggregate tax basis capital accounts of MTR and Management in MMP immediately prior to the Closing.

         "Stock" has the meaning set forth in the recitals to the Agreement.

         "Straddle Period" shall have the meaning set forth in Section 8.2 of this Agreement.

         "Tax" or "Taxes" means all taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

         "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

         "Tax Liability" means any liability for a Tax.

         "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Tax  Proceeding"  means  any  audit,   examination,   claim  or  other
administrative or judicial proceeding relating to Taxes or Tax Returns.

         "Tax Returns" means all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Television Licensee" shall have the meaning set forth in the Recitals.

         "Television Stations" shall have the meaning set forth in the Recitals.

         "Termination Date" shall have the meaning set forth in Section 14.1(b).

         "Trade-out Agreements" shall mean all contracts and agreements (excluding program contracts) pursuant to which MMP has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash.

         "VARS" has the meaning set forth in Section 9.14.